U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A/A

Amendment No. 4

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

New America Energy Corp.

(Exact name of issuer as specified in its charter)

Florida

(State of other jurisdiction of incorporation or organization)

240 Vaughan Drive Suite B

Alpharetta, Georgia 30009

770-235-6053

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Donnell J. Vigil

9300 Normandy Blvd

Suite 503

Jacksonville, FL 32221

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

6153
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Preliminary Offering Circular is following the offering circular format described in Part II of Form 1-A.

New America Energy Corp. was previously an energy company, but we are no longer in the energy business.  Since acquiring our wholly-owned subsidiary, Title King, LLC in 2013 our business model until August of 2019 focused on providing title loans to the owners of automobiles who own their vehicles free and clear. We provided title loans from our office in Chamblee, Georgia, and secured our title loans by filing a lien on the automobile’s title.  Our business model from 2013 until August of 2019 entailed lending no more than 25% of the retail value of the automobile.  Since August of 2019, we have operated our business from our present office in Alpharetta, Georgia, and we have not issued new title loans, choosing instead to focus on the development of the software app on our website called BestTitleDeal (“BTD”). BTD is a mobile FinTech application that allows consumers to know the value of their automobile for trade-in or title loans without the face-to-face sales pressure they might experience at a dealership or title lender. We believe that BTD will drive prospective customer traffic to us, as well as allow us to receive referral fees from dealerships and title lenders by forwarding customers to them.

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PART II - OFFERING CIRCULAR - FORM 1-A: TIER 1

Dated: March 22, 2021

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

NEW AMERICA ENERGY CORP.

240 Vaughan Drive Suite B

Alpharetta, Georgia 30009

770-235-6053

jeff@necaholdings.com

3,000,000,000 Shares of Common Stock at $0.0005 per Share

Minimum Investment: 1,000,000 Shares ($500.00)

Maximum Offering: $1,500,000

See The Offering - Page 1 and Securities Being Offered - Page 29 For Further Details

None of the Securities Offered Are Being Sold By Present Security Holders

This Offering will commence upon qualification by the Securities and Exchange Commission (the “Commission”) and will terminate upon the earlier of the following events (i) when all of the Shares offered are sold; or (ii) the close of business 180 days from the date of qualification by the Commission.

New America Energy Corp. was previously an energy company, but we are no longer in the energy business. Since acquiring our wholly-owned subsidiary, Title King, LLC in 2013 our business model until August of 2019 focused on providing title loans to the owners of automobiles who own their vehicles free and clear. We provided title loans from our office in Chamblee, Georgia, and secured our title loans by filing a lien on the automobile’s title.  Our business model from 2013 until August of 2019 entailed lending no more than 25% of the retail value of the automobile.  Since August of 2019, we have operated our business from our present office in Alpharetta, Georgia, and we have not issued new title loans, choosing instead to focus on the development of the software app on our website called BestTitleDeal (“BTD”). BTD is a mobile FinTech application that allows consumers to know the value of their automobile for trade-in or title loans without the face-to-face sales pressure they might experience at a dealership or title lender. We believe that BTD will drive prospective customer traffic to us, as well as allow us to receive referral fees from dealerships and title lenders by forwarding customers to them.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PLEASE REVIEW ALL RISK FACTORS ON PAGES PAGE 2 THROUGH PAGE 11 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to Public	Commissions(1)	Proceeds to Company(2)	Proceeds to Other Persons(3)
Per Share	$0.0005	$0	$0.0005	None
Minimum Investment	$500	$0	$500	None
Maximum Offering	$1,500,000	$0	$1,500,000	None

(1)The Company shall pay no commissions to underwriters for the sale of securities under this Offering.

(2)Does not reflect payment of expenses of this offering, which are estimated to not exceed $25,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER.”

(3)There are no finder’s fees or other fees being paid to third parties from the proceeds. See ‘PLAN OF DISTRIBUTION.’

This offering (the “Offering”) consists of Common Stock (the “Shares” or individually, each a “Share”) that is being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by New America Energy Corp., a Florida Corporation (“NECA” or the “Company”). There are 3,000,000,000 Shares being offered at a price of $0.0005 per Share with a minimum purchase of, 1,000,000 Shares per investor. The Shares are being offered on a best-efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company. The maximum offering amount is $1,500,000 (the “Maximum Offering”). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

This Offering will commence upon qualification by the Securities and Exchange Commission (the “Commission”) and will terminate upon the earlier of the following events (i) when all of the Shares offered are sold; or (ii) the close of business 180 days from the date of qualification by the Commission.

Funds will be promptly refunded without interest, for sales that are not consummated. Upon closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO ISSUER” in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ‘should,’ ‘can have,’ ‘likely’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A,

Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company’s management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1-A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular or other materials supplied herewith. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

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OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Type of Stock Offering:	Common Stock
Price Per Share:	$0.0005
Minimum Investment:	$500.00 per investor (1,000,000 Shares of Common Stock)
Maximum Offering:	$1,500,000. The Company will not accept investments greater than the Maximum Offering amount.
Maximum Shares Offered:	3,000,000,000 Shares of Common Stock
Use of Proceeds:	See the description in section entitled “USE OF PROCEEDS TO ISSUER” on page 15 herein.
Voting Rights:	The Shares have full voting rights.
Length of Offering:

This Offering will commence upon qualification by the Securities and Exchange Commission (the “Commission”) and will terminate upon the earlier of the following events (i) when all of the Shares offered are sold; or (ii) the close of business 180 days from the date of qualification by the Commission.

The Offering

Common Stock Outstanding(1)	5,670,596,606 Shares
Common Stock in this Offering	3,000,000,000 Shares
Stock to be outstanding after the offering(2)	8,670,596,606 Shares

(1)The Company has also authorized 51 shares of Series A Preferred Stock, which has super voting rights. Each issued and outstanding Series A share shall be entitled to a vote equal to 1% of then then issued and outstanding shares of our common stock, at each meeting of shareholders of the Company with respect to any and all matters presented to the shareholders of the Company for their action or consideration, including the election of directors. Except as provided by law, holders of Preferred Shares shall vote together with the holders of Common Shares as a single class. Our CEO and Director, Jeffrey M. Canouse, owns all 51 shares of Series A Preferred Stock, giving him 51% voting control of the Company. No Preferred Stock is being sold in this Offering. 5,670,596,606 Common Stock was Outstanding as of February 28, 2021.

(2)The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this offering.

The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors.

The net proceeds of the Offering will be the gross proceeds of the Shares sold minus the expenses of the offering.

Our common stock is quoted on OTCMarkets.com under trading symbol “NECA.” We are not listed on any stock exchange, and our ability to list our stock in the future is uncertain. Investors should not assume that the Offered Shares will be listed. A consistent public trading market for the shares may not develop.

Investment Analysis

There is no assurance New America Energy Corp. will be profitable, or that management’s opinion of the Company’s future prospects will not be outweighed in the by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward- looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Relating to the Company and Its Business

The Company Has Limited Operating History

The Company in its current form has a limited operating history and has suffered losses and there can be no assurance that the Company’s proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that it will continue to generate significant operating revenues or that its operations will be profitable.

The Company Is Dependent Upon Its Management, Key Personnel and Consultants to Execute the Business Plan

The Company’s success is heavily dependent upon the continued active participation of the Company’s current executive officer, Jeffrey M. Canouse, as well as other key personnel and consultants. Loss of the services of one or more of these individuals could have a material adverse effect upon the Company’s business, financial condition or results of operations. Further, the Company’s success and achievement of the Company’s growth plans depend on the Company’s ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the healthy living, healthcare and online industries is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company’s activities, could have a materially adverse effect on it. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company’s business, financial condition or results of operations.

Although Dependent Upon Certain Key Personnel, The Company Does Not Have Any Key Man Life Insurance Policies On Any Such People

The Company is dependent upon management in order to conduct its operations and execute its business plan; however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management or founders die or become disabled, the Company will not receive any compensation that would assist with such person’s absence. The loss of such person could negatively affect the Company and its operations.

The Company Is Subject To Income Taxes As Well As Non-Income Based Taxes, Such As Payroll, Sales, Use, Value-Added, Net Worth, Property And Goods And Services Taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our consolidated financial position and results of operations in the period or periods for which determination is made.

The Company Is Not Subject To Sarbanes-Oxley Regulations And Lacks The Financial Controls And Safeguards Required Of Public Companies.

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. The Company expects to incur additional expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

The Company Has Engaged In Certain Transactions With Related Persons.

Please see the section of this Offering Circular entitled “Interest of Management and Others in Certain Related-Party Transactions and Agreements”

Changes In Employment Laws Or Regulation Could Harm The Company’s Performance.

Various federal and state labor laws govern the Company’s relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

The Company’s Bank Accounts Will Not Be Fully Insured

The Company’s regular bank accounts each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of Company’s banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company’s Business Plan Is Speculative

The Company’s present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will continue to generate significant revenues or profits.

The Company Will Likely Incur Debt

The Company has incurred debt and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

The Company’s Expenses Could Increase Without a Corresponding Increase in Revenues

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s consolidated financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

Risks Related to the Impact of COVID-19

The Company’s business has been significantly affected due to the COVID-19 social distancing requirements mandated by the federal, state and local governments where the Company’s operations occur. For some businesses, like the Company’s, much of its core business operations cannot always be done through “virtual” means, and even when this is possible, it requires significant capital and time to achieve. If the Company is unable to meet the demand for its products due to limited capital or limited staff because of social distancing, or other changes required in order to comply with the ongoing federal, state and local governmental orders related to COVID-19, the Company’s ability to expand its business and market will be at risk.

If We Are Unable To Protect Effectively Our Intellectual Property, We May Not Be Able To Operate Our Business, Which Would Impair Our Ability To Compete

Our success will depend on our ability to obtain and maintain meaningful intellectual property protection for any such intellectual property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company’s consolidated financial results as well as your investment.

Computer, Website or Information System Breakdown Could Affect The Company’s Business

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s consolidated financial results as well as your investment.

Changes In The Economy Could Have a Detrimental Impact On The Company

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers’ confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company’s consolidated financial results and on your investment.

The Amount Of Capital The Company Is Attempting To Raise In This Offering Is Not Enough To Sustain The Company’s Current Business Plan

In order to achieve the Company’s near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause you to lose all or a portion of your investment.

Additional Financing May Be Necessary For The Implementation Of Our Growth Strategy

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include, but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our Employees, Executive Officers, Directors And Insider Shareholders Beneficially Own Or Control A Substantial Portion Of Our Outstanding Shares

Our CEO and Director, Jeffrey M. Canouse, beneficially owns all 51 shares of our Series A Preferred Stock, which contains super voting rights entitling him to a vote equal to 51% of the issued and outstanding shares of our common stock.  This voting control held by our CEO may limit your ability and the ability of our other shareholders, whether acting alone or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his Shares. The majority of our currently outstanding Shares of stock is beneficially owned and controlled by a group of insiders, including our employees, directors, executive officers and inside shareholders. Accordingly, our employees, directors, executive officers and insider shareholders may have the power to control the election of our directors and the approval of actions for which the approval of our shareholders is required. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Our principal shareholders may be able to control matters requiring approval by our shareholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

Our Operating Plan Relies In Large Part Upon Assumptions And Analyses Developed By The Company. If These Assumptions Or Analyses Prove To Be Incorrect, The Company’s Actual Operating Results May Be Materially Different From Our Forecasted Results

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

•whether the Company can obtain sufficient capital to sustain and grow its business

•our ability to manage the Company’s growth

•whether the Company can manage relationships with key vendors and advertisers

•demand for the Company’s products and services

•the timing and costs of new and existing marketing and promotional efforts

•competition

•the Company’s ability to retain existing key management, to attract, retain and motivate qualified personnel

•the overall strength and stability of domestic and international economies

•consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, consolidated results of operations and consolidated financial condition.

The Company Has Operating Losses And May Not Be Initially Profitable For At Least The Foreseeable Future, And Cannot Accurately Predict When It Might Become Profitable

The Company is operating at a loss. The Company may not be able to generate significant revenues in the future. In addition, the Company expects to incur substantial operating expenses in order to fund the expansion of the Company’s business. As a result, the Company expects to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable.

The Company May Be Unable To Manage Their Growth Or Implement Their Expansion Strategy

The Company may not be able to expand the Company’s product and service offerings, the Company’s markets, or implement the other features of the Company’s business strategy at the rate or to the extent presently planned. The Company’s projected growth will place a significant strain on the Company’s administrative, operational and financial resources. If the Company is unable to successfully manage the Company’s future growth, establish and continue to upgrade the Company’s operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, the Company’s consolidated financial condition and consolidated results of operations could be materially and adversely affected.

The Company Relies Upon Trade Secret Protection To Protect Its Intellectual Property; It May Be Difficult And Costly To Protect The Company’s Proprietary Rights And The Company May Not Be Able To Ensure Their Protection

The Company currently relies on trade secrets. While the Company uses reasonable efforts to protect these trade secrets, the Company cannot assure that its employees, consultants, contractors or advisors will not, unintentionally or willfully, disclose the Company’s trade secrets to competitors or other third parties. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, the Company’s competitors may independently develop equivalent knowledge, methods and know-how. If the Company is unable to defend the Company’s trade secrets from others use, or if the Company’s competitors develop equivalent knowledge, it could have a material adverse effect on the Company’s business. Any infringement of the Company’s proprietary rights could result in significant litigation costs, and any failure to adequately protect the Company’s proprietary rights could result in the Company’s competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenue. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect the Company’s proprietary rights to the same extent as do the laws of the United States. Therefore, the Company may not be able to protect the Company’s proprietary rights against unauthorized third-party use. Enforcing a claim that a third party illegally obtained and is using the Company’s trade secrets could be expensive and time consuming, and the outcome of such a claim is unpredictable. Litigation may be necessary in the future to enforce the Company’s intellectual property rights, to protect the Company’s trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation could result in substantial costs and diversion of resources and could materially adversely affect the Company’s future operating results.

The Company’s Business Model Is Evolving

The Company’s business model is likely to continue to evolve. Accordingly, the Company’s current business model may not be successful and may need to be changed. The Company’s ability to generate significant revenues will depend, in large part, on the Company’s ability to successfully market the Company’s products to potential users who may not be convinced of the need for the Company’s products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the Company’s business model as the Company’s market continues to evolve.

The Company Needs to Increase Brand Awareness

Due to a variety of factors, the Company’s opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company’s brand names “Title King” and “BestTitleDeal” among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company’s market increases. Successfully promoting and positioning the Company’s brand, products and services will depend largely on the effectiveness of the Company’s marketing efforts. Therefore, the Company may need to increase the Company’s financial commitment to creating and maintaining brand awareness. If the Company fails to successfully promote the Company’s brand name or if the Company incurs significant expenses promoting and maintaining the Company’s brand name, it would have a material adverse effect on the Company’s consolidated results of operations.

The Company Faces Competition In The Company’s Markets From A Number Of Large And Small Companies, Some Of Which Have Greater Financial, Research And Development, Production And Other Resources Than The Company

In many cases, the Company’s competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company’s ability to compete depends, in part, upon a number of factors outside the Company’s control, including the ability of the Company’s competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it would have a material adverse effect on the Company’s consolidated results of operations.

A Data Security Breach Could Expose The Company To Liability And Protracted And Costly Litigation, And Could Adversely Affect The Company’s Reputation And Operating Revenues

To the extent that the Company’s activities involve the storage and transmission of confidential information, the Company and/or third-party processors will receive, transmit and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company’s or these third parties’ systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information. A data security breach of the systems on which sensitive account information is stored could lead to fraudulent activity involving the Company’s products and services, reputational damage, and claims or regulatory actions against us. If the Company is sued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company’s business practices or pricing structure, any of which could have a material adverse effect on the Company’s operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

The Company Depends On Third-Party Providers For A Reliable Internet Infrastructure And The Failure Of These Third Parties, Or The Internet In General, For Any Reason Would Significantly Impair The Company’s Ability To Conduct Its Business

The Company will outsource some or all of its online presence and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, its business would be significantly damaged. As has occurred with many Internet-based businesses, the Company may be subject to ‘denial-of-service’ attacks in which unknown individuals bombard its computer servers with requests for data, thereby degrading the servers’ performance. The Company cannot be certain it will be successful in quickly identifying and neutralizing these attacks. If either a third-party facility failed, or the Company’s ability to access the Internet was interfered with because of the failure of Internet equipment in general or if the Company becomes subject to malicious attacks of computer intruders, its business and operating results will be materially adversely affected.

The Company’s Employees May Engage In Misconduct Or Improper Activities

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to the Company’s reputation.

Limitation On Director Liability

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Risks Relating to This Offering and Investment

The Company Has Incurred Operating Losses, Has Limited Liquidity and Limited Capital Resources

The Company has incurred operating losses, has a working capital deficit, an accumulated deficit, which raise substantial doubt about the Company’s liquidity and capital resources and the Company’s ability to continue as a going concern over the next 12 months.

The Company May Undertake Additional Equity or Debt Financing That May Dilute The Shares In This Offering

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An Investment In The Shares Is Speculative And There Can Be No Assurance Of Any Return On Any Such Investment

An investment in the Company’s Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares Are Offered On A “Best Efforts” Basis And The Company May Not Raise The Maximum Amount Being Offered

Since the Company is offering the Shares on a “best efforts” basis, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use Of Proceeds To Issuer which the Company has outlined in this Offering Circular or to meet the Company’s working capital needs.

If The Maximum Offering Is Not Raised, It May Increase The Amount Of Long-Term Debt Or The Amount Of Additional Equity It Needs To Raise

There is no assurance that the maximum amount of Shares in this offering will be sold. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We Have Not Paid Dividends In The Past And Do Not Expect To Pay Dividends In The Future, So Any Return On Investment May Be Limited To The Value Of Our Shares

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

The Company May Not Be Able To Obtain Additional Financing

Even if the Company is successful in selling the maximum number of Shares in the Offering, the Company may require additional funds to continue and grow its business. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to the Company’s current shareholders and to you if you invest in this Offering.

The Offering Price Has Been Arbitrary Determined

The offering price of the Shares has been arbitrarily established by the Company based upon its present and anticipated financing needs and bears no relationship to the Company’s present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The Management Of The Company Has Broad Discretion In Application of Proceeds

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

An Investment in the Company’s Shares Could Result In A Loss of Your Entire Investment

An investment in the Company’s Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There Is No Assurance The Company Will Be Able To Pay Distributions To Shareholders

While the Company may choose to pay distributions at some point in the future to its shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

There is a Limited Public Trading Market for the Company’s Shares and Shareholders May Have No Liquidity or Unstable Trading Prices

At present, the Company’s common stock is quoted on OTCMarkets.com under the trading symbol “NECA.” Our common stock experiences fluctuation in volume and trading prices. There is no consistent and active trading market for the Company’s securities and the Company cannot assure that a consistent trading market will develop. OTCMarkets.com provides significantly less liquidity than a securities exchange such as the NASDAQ Stock Market. Prices for securities traded solely on OTCMarkets.com may be difficult to obtain and holders of the Shares and the Company’s securities may be unable to resell their securities at or near their original price or at any price. In any event, except to the extent that investors’ Shares may be registered on a Form S-1 Registration Statement with the Securities and Exchange Commission in the future, there is absolutely no assurance that Shares could be sold under Rule 144 or otherwise. The Company has no plans at this time to file an S-1 Registration Statement and thus there is no assurance that the Shares could be sold in the future.

Sales Of A Substantial Number Of Shares Of Our Type Of Stock May Cause The Price Of Our Type Of Stock To Decline

If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that we deem reasonable or appropriate.

The Company Has Made Assumptions In Its Projections and In Forward-Looking Statements That May Not Be Accurate

The discussions and information in this Offering Circular may contain both historical and “forward- looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

You Should Be Aware Of The Long-Term Nature Of This Investment

Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

Neither The Offering Nor The Securities Have Been Registered Under Federal Or State Securities Laws, Leading To An Absence Of Certain Regulation Applicable To The Company

The Company also has relied on exemptions from securities registration requirements under applicable state and federal securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

The Shares In This Offering Have No Protective Provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a ‘liquidation event’ or ‘change of control’ the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You Will Not Have Significant Influence On The Management Of The Company

Our CEO and Director, Jeffrey M. Canouse, owns all 51 shares of our Series A Preferred Stock, which has super voting rights, giving him 51% majority voting control over all matters coming before a vote of our common stockholders.  Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

No Guarantee of Return on Investment

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Form 1-A, Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY’S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DILUTION

The term ‘dilution’ refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 2.1% of the total Shares of stock of the Company. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you invest in our Common Stock, your interest will be diluted immediately to the extent of the difference between the offering price per share of our Common Stock and the pro forma net tangible book value per share of our Common Stock after this offering. As of February 28, 2021, the net tangible book value of the Company was approximately $(4,742,038) based on 5,670,596,606 Shares of Common Stock issued and outstanding. As of February 28, 2021, that equates to a net tangible book value of approximately ($0.00083) per share of Common Stock. Net tangible book value per share consists of shareholders’ equity adjusted for the retained earnings (deficit), divided by the total number of Shares of Common Stock outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be ($0.00038) per share of Common Stock.

Thus, if the Offering is fully subscribed, the net tangible book value per share of Common Stock owned by our current shareholders will have immediately increased by approximately $0.0015 without any additional investment on their part and the net tangible book value per Share for new investors will be immediately diluted to ($0.00015) per Share. These calculations only include the estimated costs of the offering ($25,000), and such expenses are exceeded they will cause further dilution.

The following table illustrates this per Share dilution:

Offering price per Share*	$0.0005
Net Tangible Book Value per Share before Offering (based on 5,670,596,606 Shares)	$(0.00083)
Increase (Decrease) in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 3,000,000,000 Shares)	$0.00045
Net Tangible Book Value per Share after Offering (based on 8,670,596,606 Shares)	$(0.00038)
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$(0.00088)

*There is no material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to 3,000,000,000 in Shares of our Common Stock. This offering is being conducted on a best-efforts basis without any minimum number of shares required to be sold.

The Company will not initially sell the Shares through commissioned broker-dealers. The Company will undertake one or more closings on a rolling basis as funds are received from investors. The Company will take a number of considerations into account when determining when to hold a closing. Such considerations will include the amount of funds raised in the Offering prior to such closing, the feedback received from market participants regarding their interest in participating in the Offering and the impact that a closing would have on the continuation of the Offering.

This Offering will commence upon qualification by the Securities and Exchange Commission (the “Commission”) and will terminate upon the earlier of the following events (i) when all of the Shares offered are sold; or (ii) the close of business 180 days from the date of qualification by the Commission.

None of the Shares being sold in this offering are being sold by existing securities holders.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved and the Company will receive the proceeds directly from any subscription.

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2). Each accredited investor will complete a subscription agreement in order to invest.

No broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), is being engaged as an underwriter or for any other purpose in connection with this Offering.

Funds received from investors will be counted towards the Offering only if the form of payment, such as a check or wire transfer, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Common Stock in this offering, you must deliver funds for acceptance or rejection. The minimum investment amount for a single investor is 1,000,000 Shares of Common Stock in the principal amount of $500.00. All subscription checks should be sent to the following address:

New America Energy Corp.

240 Vaughan Drive, Suite B

Alpharetta, GA, 30009

In such case, subscription checks should be made payable to New America Energy Corp. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under “Tier 1” of Regulation A, and the Shares will not be listed on a registered national securities exchange upon qualification. The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares.

Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $1,500,000. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $1,475,000 after the payment of offering costs, but before printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use a substantial portion of the net proceeds for general working capital. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

Use of Proceeds

	10%	25%	50%	75%	100%
Working Capital	$125,000	$350,000	$725,000	$1,100,000	$1,475,000
TOTAL	$125,000	$350,000	$725,000	$1,100,000	$1,475,000

Working Capital: The monies will be used to expand service offerings in the vehicle financing market, as well as for advertising to vehicle owners.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Forward-looking Statements

This section contains certain statements that may include “forward-looking statements”. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipate,” “optimistic,” “intend,” “will” or other similar expressions. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with OTC Markets and available on its website at http://www.otcmarkets.com. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

Description of Business

New America Energy Corp. (“We” or the “Company” or “NECA”) was originally incorporated on May 8, 2006 as Atheron, Inc. under the laws of the State of Nevada.  Our common stock is quoted on the Pink Sheets Quotation system under the symbol “NECA.PK”.  Initially, we were a development stage company, developing a technology for ethanol-methanol gasoline. The Company did not progress the development of this technology.

On November 5, 2010, we underwent a change of control and the Company’s newly appointed sole director and majority shareholder approved a name change to New America Energy Corp. and a twenty-five (25) new for one (1) old forward stock split of the Company’s issued and outstanding shares of common stock.

On November 16, 2010, the Nevada Secretary of State accepted for filing the Certificate of Amendment to the Company’s Articles of Incorporation to change our name from Atheron, Inc. to New America Energy Corp. The forward stock split and name change became effective with the Over-the-Counter Bulletin Board at the opening of trading on December 1, 2010.

On November 14, 2012, the Nevada Secretary of State accepted for filing an amendment to our Articles of Incorporation whereby we increased our authorized common shares from 75,000,000 to 800,000,000, pursuant to the approval of our board of directors and majority shareholders as of June 26, 2012.

On September 17, 2013, the Company purchased Title King LLC for 50,000,000 shares of common stock. As a result of the transaction, Title King LLC became a wholly-owned subsidiary of the Company.

Since acquiring our wholly-owned subsidiary, Title King, LLC in 2013 our business model until August of 2019 focused on providing title loans to the owners of automobiles who own their vehicles free and clear. We provided title loans from our office in Chamblee, Georgia from March 2014 through July of 2019, and secured our title loans by filing a lien on the automobile’s title. Our business model from 2013 until August of 2019 entailed lending no more than 25% of the retail value of the automobile.

In order to ensure that the retail value of the automobiles  were estimated correctly, we ascertained the Vehicle Identification Number (VIN) of the automobile and performed research to find out if there had been any accidents or reported mechanical failures. We then used the Mannheim Market Report to determine the fair value and proposed a loan amount on each specific vehicle accordingly. To secure the title loans, we held the title in our possession until the automobile was returned and the loan paid off. Because the title loans were secured by a lien on the vehicle’s title, and we held the title until payoff, but did not take actual possession of a borrower’s vehicle, we were not required by our local municipality in Chamblee, Georgia, to maintain a pawnbroker’s license where we operated.

Since August of 2019, we have not issued new title loans, and instead have focused on the development of the software app on our website called BestTitleDeal (“BTD”). BTD is a mobile FinTech application that allows consumers to know the value of their automobile for trade-in or title loans without the face-to-face sales pressure they might experience at a dealership or title lender. We believe that BTD will drive prospective customer traffic to us, as well as allow us to receive referral fees from dealerships and title lenders by forwarding customers to them.

Binding Letter of Intent to Acquire the Assets of Third Bench Holdings, LLC

On June 21, 2021, New America Energy Corp. (the “Company” or “NECA”) entered into a Binding Letter of Intent (“LOI”) with Third Bench Holdings, LLC, a New Mexico limited liability company, (“Holdings”), pursuant to which the members of Third Bench (the “Members”) agreed to sell all of the assets (the “Acquired Assets”) used in the operations of Third Bench’s business to the Company (the “Acquisition”).

In consideration for the Acquisition, the Members shall receive shares of a new series of Preferred Stock of the Company which rights and preferences, collectively, shall include: (i) conversion rights into that number of shares of common stock of the Company which shall equal Ninety Percent (90%) of the total issued and outstanding common stock of the Company as determined at the consummation of the Acquisition (“Underlying Common Stock”) on a fully diluted basis for a period of one year; and (ii) voting rights, in all matters, together with the Members of common stock of the Company with the numbers of votes equal to the number of shares of Underlying Common Stock.

Pursuant to the terms of the Acquisition, the current officers and directors of the Company shall, at the closing of the Acquisition, resign and appoint the officers and directors as directed by Holdings. The current CEO, Jeffrey M. Canouse, will be retained for a period of three (3) months to assist in the transition at a monthly salary rate of $5,000 (USD) per month. This retention can be extended upon mutual agreement between Jeffrey Canouse and the Company.

At the consummation of the Acquisition (the “Closing”), the Company will consummate a bridge financing for the benefit of Holdings in an amount of (US$500,000) and such funds shall be utilized, in part, to pay for the expenses incurred in connection with the Acquisition and the Audit. Following the Closing, the Company will raise up to Ten Million dollars (US$10,000,000) by the sale of shares of equity (common stock or preferred stock) or debt of the Company (the “Initial Financing”). It is anticipated that the Initial Financing will be consummated in tranches over the twelve (12) months following the Closing.

At the Closing, Southridge, LLC (or its affiliates as directed by Southridge) shall receive shares of a new series of Preferred Stock of the Company which, collectively, shall be convertible into that number of shares of common stock of the Company which shall equal Five Percent (5%) of the total issued and outstanding common stock of the Company as determined at the consummation of the Acquisition (on a fully diluted basis for a period of one year) and carry ratchet and anti-dilution rights.

At the closing, Jeffrey Canouse, will assign 100% of  the Preferred A Shares that he currently owns in exchange for shares of Series B Preferred Stock of the Company to be issued to Jeffrey M. Canouse  (or his affiliates and/or designees as directed by Jeffrey Canouse) which, collectively, shall be convertible into that number of shares of common stock of the Company which shall equal Three Percent (3%) of the total issued and outstanding common stock of the Company as determined at the consummation of the Acquisition (on a fully diluted basis for a period of two (2) years) and carry ratchet and anti-dilution rights.

All of the terms of the Acquisition shall be set forth in a definitive acquisition agreement (the “Acquisition Agreement”) which shall be negotiated between the Company and the Members.

Liquidity and Capital Resources

Net cash (used)/provided in operating activities for the six months ended February 28, 2021 and February 28, 2020 was $(47,248) and $(51,911), respectively. The smaller use of cash in operating activities was related to greater executive compensation in 2020 which will defray expenses in the second quarter of Fiscal 2021.

As of February 28, 2021, the Company had $79 in cash to fund its operations. While the Company believes its current cash balance, coupled with projected sales, may be sufficient to allow the Company to fund its planned operating activities for the next twelve months, the Company plans to raise additional equity capital through the issuance of up to 3,000,000,000 common shares through this Offering.

The Company has incurred operating losses, has a working capital deficit, and an accumulated deficit, all of which raise substantial doubt about the Company’s liquidity and capital resources and the Company’s ability to continue as a going concern over the next 12 months.

Results of Operations

The Six Months Ended February 28, 2021 and 2020

Net Revenues

For the Six Months Ended February 28, 2021 and 2020, our business had total sales of $0 and $1,682, respectively, a decrease of $ 1,682 due to the COVID 19 pandemic.

Operating Loss

For the Six Months Ended February 28, 2021 and 2020, our business had a total operating loss of $(180,998) and $(263,358) respectively. The reduced loss was due to consulting expenses and expenses associated with the Liability Purchase Agreement.

General and Administrative Expenses

For the Six months Ended February 28, 2021 and 2020, our business had general and administrative expenses of $180,998 and $265,040, respectively.

Years Ended August 31, 2020 and 2019

Net Revenues

For the years ended August 31, 2020 and 2019, our business had total sales of $1,760 and $6,566, respectively. For years ended August 31, 2020 and 2019, revenues decreased by $4,806, due to COVID 19 pandemic operating restrictions.

Operating Loss

For the years ended August 31, 2020 and 2019, our business had a total operating loss of $(437,948) and $(342,168) respectively. For the twelve months ended August 31, 2020 our operating losses increased by $95,780, primarily due to the lower level of sales caused by COVID 19 pandemic operating restrictions.

General and Administrative Expenses

For the years ended August 31, 2020 and 2019, our business had general and administrative expenses of $434,708 and $348,734, respectively. For the twelve months ended August 31, 2020 general and administrative expenses increased by $85,974 primarily due to the COVID 19 pandemic.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. For the six months ended February 28, 2021, the Company has incurred a net loss of $(47,248) and used cash in operations of $(51,911). It is management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan and raise additional capital as needed from the sales of stock or issuance of debt. The Company has been implementing cost-cutting measures and restructuring or setting up payment plans with vendors and service providers and has restructured some obligations. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management’s judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Basis of Presentation

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). In connection with the preparation of the financial statements, we are required to make assumptions and estimates about future events that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumption and estimate on historical experience and other factors that management believes are relevant at the time our financial statements are prepared. On a periodic basis, management reviews the accounting policies, assumptions and estimates to ensure that our financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from the estimates and assumptions, and such differences could be material.

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Certain of our estimates, including evaluating the collectability of accounts receivable, could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. In the opinion of management, the condensed financial statements included herein contain all adjustments necessary to present fairly the Company’s financial position and the results of its operations and cash flows for the periods presented. Such adjustments are of a normal recurring nature.

Revenue recognition

Effective October 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) 606, Revenue From Contracts With Customers, which is effective for public business entities with annual reporting periods beginning after December 15, 2017. This new revenue recognition standard (new guidance) has a five-step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; and e) Recognize revenue when (or as) performance obligations are satisfied. The impact of the Company’s initial application of ASC 606 did not have a material impact on its financial statements and disclosures and there was no cumulative effect of the adoption of ASC 606.

Retail sales, recognized at the point of sale, are recorded net of returns and exclude sales tax. Wholesale sales are recorded, net of returns, allowances and discounts, when obligations under the terms of a contract with the purchaser are satisfied. This generally occurs at the time of transfer of control of merchandise. The Company considers several control indicators in its assessment of the timing of the transfer of control, including significant risks and rewards of ownership, physical possession and the Company’s right to receive payment. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring merchandise. Reserves for projected merchandise returns, discounts and allowances are determined based on historical experience and current expectations. The Company applies the guidance using the portfolio approach in ASC 606, Revenue from Contracts with Customers, because this methodology would not differ materially from applying the guidance to the individual contracts within the portfolio. The Company excludes sales and similar taxes collected from customers from the measurement of the transaction price for its retail sales.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management.

Inventories

Inventories consist primarily of finished goods purchased directly from wholesale vendors and manufacturers and are stated at the lower of average cost and net realizable value on a first-in, first-out basis.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is currently being provided using the straight-line method for financial reporting purposes over an estimated useful life of five to seven years. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned, and the related accumulated depreciation are eliminated from the accounts and any gains or losses are charged or credited to operations in the respective periods.

Long-lived assets

In accordance with Accounting Standards Codification (ASC) Topic 360, Property, Plant, and Equipment, the Company periodically reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be realizable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.

Income taxes

The Company accounts for income taxes under ASC Topic 740 “Income Taxes.” Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the three months in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Fair Value Measurements

The Company follows the FASB Fair Value Measurements standard, as they apply to its financial instruments. This standard defines fair value, outlines a framework for measuring fair value, and details the required disclosures about fair value measurements.

Level 1 inputs are quoted market prices available in an active market that the Company has the ability to access at the measurement date. Level 2 inputs are market data, other than Level 1, that are observable either directly or indirectly. Level 3 inputs are pricing inputs that are generally observable inputs and not corroborated by market data. Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. The standard establishes a hierarchy in determining the fair value of an asset or liability. The fair value hierarchy has three levels of inputs, both observable and unobservable. Level 1 inputs include quoted market prices for identical assets or liabilities an inactive market, and other observable information that can be corroborated by market data. Level 3 inputs are unobservable and corroborated by little or no market data. The standard requires the utilization of the lowest possible level of input to determine fair value and carrying amounts of current liabilities approximate fair value due to their short-term nature. The Company accounts for certain instruments at fair value using level 3 valuation.

Derivative Liabilities

The Company has certain financial instruments that are derivatives or contain embedded derivatives. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 810-10-05-4 and 815-40. This accounting treatment requires that the carrying amount of any derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date. In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either other income or expense. Upon conversion, exercise or repayment, the respective derivative liability is marked to fair value at the conversion, repayment or exercise date and then the related fair value amount is reclassified to other income or expense as part of gain or loss on extinguishment.

Convertible Notes with Fixed Rate Conversion Options

The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the note issuance date with a charge to interest expense in accordance with ASC 480 - “Distinguishing Liabilities from Equity”.

Operating Leases

From March 21, 2014, to July 31, 2019, we leased office space in Chamblee, Georgia.  Initially, the lease was for a term of two years at the monthly rent of $2,400.00. The lease was subsequently extended and expired on July 30, 2017, after which we continued to rent the office space on a month-to-month basis until July 31, 2019.

Since August 1, 2019, the Company has rented office space at its current Alphretta, Georgia location at the monthly rate of $1,250.00, initially on a month-to-month basis, until entering a formal lease agreement on December 21, 2020, with an initial term of one year.

Net Loss Per Share

Basic loss per share is calculated by dividing the loss attributable to stockholders by the weighted-average number of shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings (loss) of the Company. Diluted loss per share is computed by dividing the loss available to stockholders by the weighted average number of shares outstanding for the period and dilutive potential shares outstanding unless such dilutive potential shares would result in anti-dilution.

Stock-based compensation

The Company measures and recognizes compensation expense for all share-based payment awards made to employees and directors, including employee stock options and compensatory stock warrants, based on estimated fair values equaling either the fair value of the shares issued or the value of consideration received, whichever is more readily determinable. Non-cash consideration pertains to services rendered by consultants and others and has been valued at the fair value of the Company’s common stock at the date of the agreement.

The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of ASC Topic 505-50, “Equity-Based Payments to Non-Employees.” The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete.

The Company has not adopted a stock option plan.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Recent Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes. ASU 2019-12 eliminates certain exceptions related to intra-period tax allocation, simplifies certain elements of accounting for basis differences and deferred tax liabilities during a business combination, and standardizes the classification of franchise taxes. The ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The adoption of ASU 2019-12 is not expected to have a material impact on the Company’s financial statements.

The Company does not believe that any other recently issued but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings.

Legal Proceedings

The Company is not presently involved in any other legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business, in the next 12 months.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

As of January 19, 2021, the New America Energy Corp. had 1 full-time employee, who was not an executive officer of the Company.

The directors and executive officers of the Company as of January 19, 2021 are as follows:

Jeffrey M. Canouse, President, CEO, Treasurer, Secretary, Director of New America Energy Corp.

Mr. Jeffrey M. Canouse, age 46, combines over twenty-three years of experience in financial senior management following a thirteen-year career as an Investment Banker. Previously, he had been involved in various companies in the investment industry holding positions including Vice President, Senior Vice President and Managing Director at J. P. Carey Inc., J.P. Carey Securities Inc. and JPC Capital a boutique (the “Carey Company’s”) investment banking firm that assisted in arranging over $2 billion in financing. During his time with the Carey Company’s Mr. Canouse was personally responsible for sourcing new corporate clients, presenting to institutional investors, structuring terms, and working with counsel for timely closings. From July 11, 2011 through the present day, Mr. Canouse has acted as Managing Member of Anvil Financial Management, LLC where he has offered his expertise to companies in need of restructuring, financing, debt settlement and compliance assistance. Mr. Canouse has also previously acted as Chief Executive Officer of two other publicly traded companies, where he oversaw acquisitions and restructuring amongst other duties in those roles.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Directors of New America Energy Corp. are, at present, not compensated by the Company for their roles as directors. For the present director, only expenses are reimbursed for his duties on the board of directors. The Company may choose to compensate the present director in the future, as well as compensate future directors, in the Company’s discretion.

Executive Compensation

During the years ended August 31, 2020 and August 31, 2019, New America Energy Corp. paid the following annualized salaries to its executive officers:

	2020	2019
Jeffrey M. Canouse, CEO	$0.00	$0.00

Employment Agreements

The Company entered into an Employment Agreement with Mr. Canouse as of June 1, 2016 which provides compensation to Mr. Canouse at the rate of $20,000.00, per month. The June 1, 2016 Employment Agreement with Jeffrey M. Canouse is attached hereto and incorporated herein as Exhibit 1A-6B.

Stock Incentive Plan

In the future, we may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided yet. Stock options or a significant equity ownership position in us may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Board of Directors

Our board of directors currently consists of one director. Our director is not “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Director Compensation

We currently do not pay our directors any compensation for their services as board members, with the exception of reimbursing and board related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Florida law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets forth information regarding beneficial ownership of our Officers and Directors and those holders of 5% or greater of our issued and outstanding shares of Common Stock as of November 30, 2020. As of November 30, 2020, none of the holders of the Company’s Common Stock hold at least 5%. Jeffrey M. Canouse, our sole officer and director, holds no shares of Common Stock. None of our Officers or Directors are selling stock in this Offering.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Common Stock. Percentage of beneficial ownership before the offering is based on 4,731,502,031 Shares of Common Stock outstanding as of November 30, 2020.

Name and Position	Common Shares Beneficially Owned Prior to Offering	Common Shares Beneficially Owned After Offering
Jeffrey M. Canouse(1) CEO, CFO, President, Director	0	0

Note 1Although our CEO, Jeffrey M. Canouse owns no common stock in the Company, by virtue of his ownership of all 51 shares of our Series A Preferred stock, Mr. Canouse has the ability to cast 51% of the vote on any matter coming for a vote before our common stockholders, giving Mr. Canouse majority voting control of the Company.

The table below shows 5% or greater ownership of Series A Preferred Shares which have the rights and authorities outlined.

Name of Officer/Director or Control Person	Affiliation with Company (e.g. Officer/Director/Owner of more than 5%)	Number of shares owned(2)	Share type/class	Ownership Percentage of Class Outstanding	Note
Jeffrey M. Canouse	Officer, Director, Owner	51	Series A Preferred	100%	CEO, Director

Note 2  Characteristics of Series A Preferred

The number of share of Series A Preferred authorized shall be fifty-one (51) shares.

Series A Preferred shares shall not be convertible.

The holders of Series A Preferred shall have no right in respect of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, and shall be subordinate to all other classes of the Company’s capital stock in respect thereto.

Each share of Series A Preferred shall have a stated value equal to $0.001 (as may be adjusted for any stock dividends, combinations or splits with respect to such shares (the “Series A Stated Value”).

All shares of Series A Preferred shall rank senior to the Company’s common stock and any other class or series of capital stock of the Company hereafter created, pari passu with any class or series of capital stock of the Company hereafter created and specifically ranking, by its terms, on par with the Series A Preferred, and junior to any class or series of capital stock of the Company hereafter created specifically ranking, by its terms, senior to the Series A Preferred.

Each one (1) share of the Series A Preferred shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote (the

“Numerator”), divided by (y) 0.49, minus (z) the Numerator. For purposes of illustration only, if the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Series A Preferred shall be equal to 102,036 (0.019607 x 5,000,000) / 0.49) – (0.019607 x 5,000,000) = 102,036).

With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series A Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Articles of Incorporation or bylaws.

The foregoing description of the Series A Preferred does not purport to be complete and is subject to, and qualified in its entirety by the Series A Certificate of Designation.

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company’s Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable.

Since it is anticipated that at least for the next 12 months the majority of the Company’s voting power will be held by Management through the 51 shares of Series A Preferred Stock owned by our CEO and Director, Jeffrey M. Canouse, which allows Mr. Canouse to cast 51% of the vote on all matters coming for a vote before our shareholders, the holders of Common Stock issued pursuant to this Offering Circular should not expect to be able to influence any decisions by management of the Company through the voting power of such Common Stock.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

The minimum subscription that will be accepted from an investor is $500.00 for the purchase of 1,000,000 Shares (the ‘Minimum Subscription’).

A subscription for $500.00 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company’s acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, pre-emptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged Empire Stock Transfer to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company’s Bylaws, which are attached to this Offering Circular.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alpharetta, Georgia, on July 6, 2021.

New America Energy Corp.

By:	/s/ Jeffrey M. Canouse
Chief Executive Officer and Director
New America Energy Corp.
July 6, 2021

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Jeffrey M. Canouse
Chief Financial Officer
New America Energy Corp.
July 6, 2021

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:	/s/ Jeffrey M. Canouse
Chief Executive Officer and Director
New America Energy Corp.
July 6, 2021

NEW AMERICA ENERGY CORP.

Index to Condensed Consolidated Financial Statements

(Unaudited)

NEW AMERICA ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	February 28, 2021	August 31, 2020

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$79	$327
Loans receivable, net of allowance for doubtful accounts of $5,000 and $5,000 at February 28, 2021 and August 31, 2020, respectively	7,206	7,206
Operating right-of-use asset	11,250	-
Total Current Assets	18,535	7,533

Total Assets	$18,535	$7,533

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$119,593	$119,593
Operating lease obligations	11,250	-
Accounts payable-related party	17,157	17,157
Accrued interest	220,153	205,312
Accrued interest- related party	36,159	32,799
Accrued compensation	744,361	624,361
Short-term notes	95,370	95,370
Liability purchase agreement	515,895	755,895
Convertible notes	688,149	653,149
Convertible notes-related party	84,000	84,000
Note discount	(42,497)	(39,561)
Derivative liabilities	2,267,231	1,089,672

Total Liabilities	4,760,573	3,637,748

STOCKHOLDERS' DEFICIT
Preferred stock, 51 shares outstanding at February 28, 2021 and August 31, 2020	-	-
Common stock, par value $.00001, 4,731,502,031 and 5,670,596,606 outstanding at February 28, 2021 and 4,731,502,061 August 31, 2020, respectively	56,706	47,315
Additional paid in capital	2,278,830	1,949,170
Accumulated deficit	(7,077,573)	(5,626,700)
Total Stockholders’ Deficit	(4,742,038)	3,630,215

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$18,535	$7,533

The accompanying notes are an integral part of these consolidated financial statements.

NEW AMERICA ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	February 28, 2021	February29, 2020	February 28, 2021	February 29, 2020

REVENUES	$-	$398	$-	$1,682
COST OF REVENUES	-	-	-	-
GROSS MARGIN	-	398	-	1,682

OPERATING EXPENSES
General and Administrative expenses	101,881	83,026	180,998	265,040
Total Operating Expenses	101,881	83,026	180,998	265,040

OPERATING (LOSS)	(101,881)	(83,026)	(180,998)	(263,358)

OTHER INCOME/(EXPENSE)
Interest and financing expenses (includes $1,680, $1,680, $3,360 and $3,360, respectively, of related party interest)	(23,988)	(19,061)	(45,688)	(46,403)
Change in derivative liability	(1,174,763)	(83,846)	(1,172,143)	(39,245)
Amortization of debt discount	(30,426)	(58,968)	(52,064)	(110,477)
Total Other Income/(Expense)	(1,229,177)	(161,875)	(1,269,875)	(196,126)

NET (LOSS) BEFORE INCOME TAXES	(1,331,058)	(244,503)	(1,450,874)	(459,484)
Provision for income taxes	-	-	-	-

NET INCOME (LOSS)	$(1,331,058)	$(244,503)	$(1,450,874)	$(459,484)

BASIC EARNINGS (LOSS) PER SHARE	$(0.00)	$(0.00)	$(0.00)	$(0.00)
DILUTED EARNINGS PER SHARE	$(0.00)	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - Basic	5,327,535,245	4,295,258,061	5,027,872,153	4,295,258,061

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - Diluted	5,327,535,245	4,295,258,061	5,027,872,153	4,295,258,061

The accompanying notes are an integral part of these consolidated financial statements.

NEW AMERICA ENERGY, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

For the Six Months Ended February 29, 2020

(Unaudited)

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total

Balance, August 31, 2019	51	$-	4,295,258,061	$42,953	$1,953,533	$4,832,644)	$(2,836,158)
Net loss	-	-	-	-	-	(459,484)	(459,484)
Balance, February 29, 2020	51	$-	4,295,258,061	$42,953	$1,953,533	$(5,292,128)	$(3,295,642)

NEW AMERICA ENERGY, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

For the Six Months Ended February 28, 2021

(Unaudited)

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total

Balance, August 31, 2020	51	$-	4,731,502,061	$47,315	$1,949,170	$(5,626,700)	$(3,630,215)
Proceeds distributed to creditors in Liability Purchase Agreement	-	-	-	-	240,000	-	240,000
Shares issued for extinguishment of debt	-	-	939,094,545	9,391	89,660	-	99,051
Net loss	-	-	-	-	-	(1,450,874)	(1,450,874)
Balance, February 28, 2021	51	$-	5,570,596,606	$56,706	$2,278,830	$(7,077,574)	$(4,742,038)

The accompanying notes are an integral part of these consolidated financial statements.

NEW AMERICA ENERGY INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	February 28, 2021	February 29, 2020

OPERATING ACTIVITIES
Net (loss)	$(1,450,874)	$(459,484)
Adjustments to reconcile net (loss) to cash used in operations:
Amortization of debt discounts	52,064	110,477
Change in fair value of derivative liability	1,172,143	39,245
Issuance of non-cash fee and consulting notes	-	85,000
Original issue discount expensed	11,750	10,639
Note issued for services	10,000
Accrued compensation-officer	120,000	120,000
Loans receivable	-	6,226
Accounts payable	3,750
Accrued interest	30,558	32,404
Accrued interest- related party	3,360	3,360
Due to related parties	-	221
Net Cash (Used) from Operating Activities	(47,248)	(51,911)

INVESTING ACTIVITIES
Net cash (used) in Investing activities	-	-

FINANCING ACTIVITIES
Proceeds from convertible notes payable	47,000	42,557
Net cash provided by Financing activities	47,000	42,557

Net increase in Cash and Cash Equivalents	(248)	(9,354)
Cash and Equivalents, Beginning of period	327	15,788
Cash and Equivalents, End of period	$79	$6,433
		-
Cash paid during the period for:
Interest	$-	$-
Taxes	$-	$-

New debt issued under the Liabilities Purchase Agreement	$-	$7,500
Accrued interest and fees extinguished upon conversion of debt	$15,717	$-

The accompanying notes are an integral part of these consolidated financial statements.

NEW AMERICA ENERGY, INC.

NOTES TO FINANCIAL STATEMENTS

FEBRUARY 28, 2021

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

New America Energy Corp. (the “Company”) was incorporated in Nevada on May 8, 2006. Through its wholly owned subsidiary Title King LLC, the Company provides short- term high interest loans to consumers through the collateral use of car and truck titles. The Company operates in the alternative financial services industry, providing automobile title loans to consumers who own their vehicle free and clear and need convenient and simple access to funds.

Going Concern

These consolidated financial statements were prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the Company obtaining necessary equity and debt financing until it can generate sustainable revenue. There is no guarantee the Company will be able to raise adequate equity or debt financing or generate profitable operations. For the six months ended February 28, 2021 and February 29, 2020, the Company incurred net losses of $(1,450,874) and $(459,484), respectively, and had negative cash flows from operations of $(47,248) and $(51,911), respectively. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Management intends to raise additional funds through equity or debt financing and to generate cash from the sale of the Company’s services.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method

The Company’s consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending of August 31.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Title King LLC, and have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Restatements

All financial statements for prior periods have been restated to more accurately present financial condition. There was been no profit and loss impact.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less. As of February 28, 2021, and August 31, 2020, the Company did not have any cash equivalents.

Loans Receivable

Loans receivable are reported at their outstanding principal balances. The Company grants credit to customers under credit terms that it believes are customary in the industry and requires collateral to support customer loan balances. Normal loan terms vary from 30-180 days. Collateral is repossessed for delinquent loans. The Company reviews its receivables quarterly and establishes a reserve when appropriate.

Furniture and Equipment

Furniture and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Furniture and fixtures	5 years
Equipment	5 years

As of February 28, 2021 and August 31, 2020, all of the Company’s Furniture and Equipment had been fully depreciated and are no longer displayed on the Consolidated Balance sheet.

Long-Lived Assets

The Company applies ASC Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. As of February 28, 2021 and August 31, 2020, the Company had no long-lived assets.

Debt Discount and Debt Issuance Costs

Debt discounts and debt issuance costs incurred in connection with the issuance of debt are capitalized and amortized to interest expense based on the related debt agreements using the straight-line method. Unamortized discounts are reported separately on the face of the Financial statements.

Fair Value of Financial Instruments

The Company applies the provisions of ASC 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels of valuation hierarchy are defined as follows:

•Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

For certain financial instruments, the carrying amounts reported in the balance sheets for cash and current liabilities, including convertible notes payable, each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

The Company uses Level 2 inputs for its valuation methodology for derivative liabilities as their fair values were determined by using the Black-Scholes-Merton pricing model based on various assumptions. The Company’s derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives.

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic 480, Distinguishing Liabilities from Equity, and FASB ASC Topic 815, Derivatives and Hedging.

Derivative Financial Instruments

The Company evaluates all of its agreements to determine if such instruments have derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses a weighted average Black-Scholes- Merton option-pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date. As of February 28, 2021 and August 31, 2020, the Company’s only derivative financial instrument was the embedded conversion feature associated with convertible notes due to certain provisions that allow for a change in the conversion price and a warrant that to contains certain provisions that allow for a change in the exercise price if securities are issued at a price per share below the exercise price.

Revenue Recognition

The Company recognizes revenue from interest income on consumer loans as the interest is earned. The Company’s revenue recognition policies comply with FASB ASC Topic 605. Revenue is recorded when earned, which is generally over the period services are provided and no contingencies exist.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Basic and Diluted Earnings (Loss) Per Share

Earnings per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive convertible shares and stock warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There were no potentially dilutive securities outstanding during the three months ended February 28, 2021 and February 29, 2020 due to the Company incurring a net loss.

Leases

In February 2016, the FASB updated the accounting guidance related to leases. The most significant change in the updated accounting guidance requires lessees to recognize lease assets and liabilities on the balance sheet for all operating leases with the exception of short-term leases. The standard also expands the disclosures regarding the amount, timing, and uncertainty of cash flows arising from leases. For a lessee, the recognition, measurement, and presentation of expenses and cash flows arising from a lease did not significantly change from previous guidance. We adopted the updated guidance on December 1, 2020 on a prospective basis and as a result, prior period amounts were not adjusted to reflect the impacts of the updated guidance.

Recent Accounting Pronouncements

Recent Accounting Pronouncements In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 removes, modifies and adds certain disclosure requirements in Topic 820 “Fair Value Measurement”. ASU 2018-13 eliminates certain disclosures related to transfers and the valuations process, modifies disclosures for investments that are valued based on net asset value, clarifies the measurement uncertainty disclosure, and requires additional disclosures for Level 3 fair value measurements. ASU 2018-13 is effective for the Company for annual and interim reporting periods beginning January 1, 2020. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements and related disclosures. In December 2019, the FASB issued authoritative guidance intended to simplify the accounting for income taxes (ASU 2019- 12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”). This guidance eliminates certain exceptions to the general approach to the income tax accounting model and adds new guidance to reduce the complexity in accounting for income taxes. This guidance is effective for fiscal years beginning after December 15, 2020, including interim periods within those annual periods. The Company is currently evaluating the potential impact of this guidance on its consolidated financial statements. In January 2020, the FASB issued ASU 2020-01, Investments - Equity Securities (Topic 321), Investments - Equity Method and Joint Ventures (Topic 323), and Derivative and Hedging (Topic 815), which clarifies the interaction of rules for equity securities, the equity method of accounting, and forward contracts and purchase options on certain types of securities. The guidance clarifies how to account for the transition into and out of the equity method of accounting when considering observable transactions under the measurement alternative. The ASU is effective for annual reporting periods beginning after December 15, 2020, including interim reporting periods within those annual periods, with early adoption permitted. The Company is currently evaluating the impact of the new guidance on our consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This ASU amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity's own equity, and also improves and amends the related EPS guidance for both Subtopics. The ASU will be effective for annual reporting periods after December 15, 2021 and interim periods within those annual periods and early adoption is permitted. The Company is currently evaluating the impact of the new guidance on our consolidated financial statements. Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

NOTE 3- OPERATING RIGHT OF USE ASSET

The Company leases its headquarters located in Alpharetta, Georgia. The lease agreement does not include escalating rent payments, renewal provisions and other provisions which require the Company to pay common area maintenance costs, property taxes and insurance. The lease agreements do not contain any material residual value guarantees or material restrictive covenants. The lease is for $1,250 per month and expires on November 30, 2021 after a term of one year.

Supplemental balance sheet information related to leases was as follows:

	February 28, 2021	August 31, 2020
Operating right-of-use asset	$11,250	$-
Operating lease obligation	$11,250	$-

NOTE 4 - ACCRUED INTEREST

Accrued interest represents interest incurred but not yet paid on convertible debt held by non-related parties As of February 28, 2021 and August 31, 2020, the balances were as follows:

	February 28, 2021	August 31, 2020
Accrued interest	$220,153	$205,312

Accrued interest by creditor is as follows:

	February 28, 2021	August 31, 2020
Jahoco LLC	$62,254	$58,948
Machiavelli LTD, LLC*	53,480	51,376
War Chest Capital Multi-Strategy Fund LLC	8,963	8,363
Filer Support Services	8,818	8,221
Oscaleta Partners LLC	6,101	7,884
Five Star Management	15,990	-
Livingston Asset Management LLC	134	13,490
JPC Enterprises	51,801	37,818

Total	$220,153	$205,312

NOTE 5 - SHORT-TERM NOTES

Short-term notes at February 28, 2021 and August 31, 2020 are as follows:

	February 28, 2021	August 31, 2020
Notes payable issued in 2013 to three investors. Notes are currently past due	$95,370	$95,370

Total short-term notes payable	$95,370	$95,370

NOTE 6 - LIABILITY PURCHASE AGREEMENT

The Liabilities purchase agreement (“LPA”) balances as of February 28, 2021 and August 31, 2020 are as follows:

	February 28, 2021	August 31, 2020
Notes payable issued in 2013 to three investors. Notes are currently past due	$515,895	$755,895

Balances in the LPA represent the following items which had been previously placed in other liability categories:

Accrued compensation	$360,000
Convertible Notes payable	280,633
Short term notes payable	65,000
Accrued interest	42,733
Total LPA liabilities at August 31, 2018	$748,395
Fees to BJM Investments which were not accounted for upon issuance of the LPA	7,500
Balance at August 31, 2020	$755,895
Less; payments made during six months ended February 28, 2021	(240,000)
Balance at February 28, 2021	$515,895

NOTE 7 - CONVERTIBLE NOTES

Convertible notes outstanding at February 28, 2021 and August 31, 2020 are as follows:

	February 28, 2021	August 31, 2020

Jahoco LLC	$82,643	$82,643
Machiavelli LTD, LLC*	84,842	84,842
War Chest Capital Multi-Strategy Fund LLC	15,000	15,000
Filer Support Services	14,912	14,912
Carpathia, LLC	107,150	125,900
JP Carey Irrevocable Trust	52,313	52,313
Marisol Malave & Julio Perieira	75,000	75,000
Five Star Management	7,500	7,500
Livingston Asset Management LLC	50,000	50,000
Stout LLC	10,000	-
JPC Enterprises	434,452	375,702

Total	$968,812	$933,811
Notes assigned pursuant to the Liability Purchase agreement	(280,663)	(280,663)
Balance in notes payable	$688,149	$653,149

The quarterly and six month rollforward of Convertible notes through February 28, 2021 is as follows:

Three months ended February 28, 2021
Notes payable at November 30, 2020	$684,524

Add:
Cash debt	21,900
Non-cash notes	10,000
Original issue discount expenses	5,475
Less: Extinguishment of debt upon conversion	(33,750)

Notes payable at February 28, 2021	$688,149

Six months ended February 28, 2021
Notes payable at August 31, 2020	$653,149

Add:
Cash debt	47,000
Non-cash notes	10,000
Original issue discount expenses	11,750
Less: Extinguishment of debt upon conversion	(33,750)

Notes payable at February 28, 2021	$688,149

Details of Convertible notes payable follow below:

Creditor	Issued	Date	Rate	28-Feb-2021	31-Aug-2020
Jahoco LLC	02-Dec-12	28-Mar-13	8%	$54,093	$54,093
Machiavelli LTD, LLC	02-Dec-12	04-Dec-13	8%	4,323	4,323
War Chest Capital Multi-Strategy Fund LLC	03-Oct-13	03-Apr-14	8%	15,000	15,000
Filer Support Services	31-Oct-13	31-Aug-14	8%	14,912	14,912
Machiavelli LTD, LLC	26-Feb-14	26-Feb-15	8%	9,800	9,800
Jeffrey M. Canouse	07-Mar-14	07-Mar-15	8%	1,250	1,250
Jahoco LLC	17-Apr-14	17-Apr-15	8%	3,550	3,550
Jahoco LLC	04-Jun-14	04-Jun-15	8%	18,750	18,750
Carpathia, LLC	05-Aug-14	05-Aug-15	8%	12,500	12,500
Jahoco LLC	28-Aug-14	28-Aug-15	8%	6,250	6,250
JP Carey Irrevocable Trust	24-Sep-14	24-Sep-15	8%	15,625	15,625
JP Carey Irrevocable Trust	28-Oct-14	28-Oct-15	8%	12,500	12,500
Marisol Malave & Julio Perieira	31-Oct-14	31-Oct-15	8%	31,250	31,250
Marisol Malave & Julio Perieira	31-Oct-14	31-Oct-15	8%	31,250	31,250
JP Carey Irrevocable Trust	26-Feb-15	26-Feb-16	8%	9,375	9,375
Anvil Financial Management LLC	27-Mar-15	27-Mar-16	8%	12,500	12,500
Anvil Financial Management LLC	23-Apr-15	23-Apr-16	8%	10,000	10,000
Anvil Financial Management LLC	13-May-15	13-May-16	8%	6,250	6,250
Anvil Financial Management LLC	14-May-15	14-May-16	8%	8,750	8,750
JP Carey Irrevocable Trust	16-Jun-15	16-Jun-16	8%	4,125	4,125
Jeffrey M. Canouse	06-Jul-15	06-Jul-16	8%	2,625	2,625
Machiavelli LTD, LLC	14-Jul-15	14-Jul-16	8%	1,250	1,250
JP Carey Irrevocable Trust	06-Aug-15	06-Aug-16	8%	10,688	10,688
Jeffrey M. Canouse	08-Sep-15	08-Sep-16	8%	5,000	5,000
Jeffrey M. Canouse	25-Sep-15	25-Sep-16	8%	6,375	6,375
Jeffrey M. Canouse	09-Oct-15	09-Oct-16	8%	6,250	6,250
Jeffrey M. Canouse	27-Nov-15	27-Nov-16	8%	5,000	5,000
Carpathia, LLC	18-Dec-15	18-Dec-16	8%	6,250	6,250
Carpathia, LLC	13-Jan-16	13-Jan-17	8%	4,375	4,375
Carpathia, LLC	05-Feb-16	05-Feb-17	8%	1,250	1,250
Five Star Management	16-Feb-16	16-Feb-17	8%	7,500	7,500
Machiavelli LTD, LLC	09-Jun-16	09-Jun-17	8%	4,500	4,500
Machiavelli LTD, LLC	28-Jun-16	28-Jun-17	8%	4,500	4,500
Machiavelli LTD, LLC	06-Jul-16	06-Jul-17	8%	2,500	2,500
Machiavelli LTD, LLC	13-Jul-16	13-Jul-17	8%	3,344	3,344
Marisol Malave & Julio Perieira	29-Jul-16	29-Jul-17	8%	12,500	12,500
Carpathia, LLC	23-Nov-16	23-Nov-17	8%	3,750	3,750
Machiavelli LTD, LLC	07-Nov-16	07-Nov-17	8%	4,500	4,500
Machiavelli LTD, LLC	28-Nov-16	28-Nov-17	8%	2,875	2,875
Jeffrey M. Canouse	28-Nov-16	28-Nov-17	8%	5,000	5,000

Creditor	Issued	Date	Rate	28-Feb-2021	31-Aug-2020
Anvil Financial Management LLC	28-Nov-16	28-Nov-17	8%	5,625	5,625
Anvil Financial Management LLC	28-Nov-16	28-Nov-17	8%	5,625	5,625
JPC Enterprises	28-Nov-16	28-Nov-17	8%	4,500	4,500
Machiavelli LTD, LLC	28-Nov-16	28-Nov-17	8%	5,000	5,000
Anvil Financial Management LLC	03-Mar-17	03-Mar-18	8%	3,750	3,750
Machiavelli LTD, LLC	27-Mar-17	27-Mar-18	8%	6,000	6,000
Carpathia, LLC	07-Apr-17	07-Apr-18	8%	15,000	15,000
Machiavelli LTD, LLC	10-May-17	10-May-18	8%	10,000	10,000
Machiavelli LTD, LLC	12-Jun-17	12-Jun-18	8%	15,000	15,000
Machiavelli LTD, LLC	10-Jul-17	10-Jul-18	8%	3,750	3,750
Carpathia, LLC	18-Jul-17	18-Jul-18	8%	10,000	10,000
JPC Enterprises	10-Aug-17	10-Aug-18	8%	20,000	20,000
CARPATHIA, LLC	05-Sep-17	05-Sep-18	8%	15,000	15,000
CARPATHIA, LLC	21-Sep-17	21-Mar-18	8%	24,650	24,650
CARPATHIA, LLC	05-Oct-17	05-Apr-18	8%	20,000	20,000
MACHIAVELLI LTD, LLC	17-Oct-17	17-Oct-18	8%	7,500	7,500
JPC ENTERPRISES	15-Nov-17	14-May-18	8%	4,500	4,500
Oscaleta Partners LLC	17-Nov-17	03-May-18	8%	15,000	15,000
JPC ENTERPRISES	11-Dec-17	11-May-18	8%	3,000	3,000
JPC ENTERPRISES	14-Dec-17	14-Jun-18	8%	8,750	8,750
JPC ENTERPRISES	05-Jan-18	05-Jul-18	8%	3,350	3,350
JPC ENTERPRISES	10-Jan-18	10-Jul-18	8%	12,500	12,500
JPC ENTERPRISES	06-Feb-18	06-Aug-18	8%	12,500	12,500
JPC ENTERPRISES	12-Feb-18	12-Aug-18	8%	25,000	25,000
JPC ENTERPRISES	09-Mar-18	09-Sep-18	8%	12,500	12,500
JPC ENTERPRISES	09-Apr-18	09-Oct-18	8%	10,000	10,000
JPC ENTERPRISES	07-May-18	07-Nov-18	8%	12,500	12,500
JPC ENTERPRISES	08-Jun-18	08-Dec-18	8%	12,500	12,500
JPC ENTERPRISES	12-Jul-18	12-Jan-19	8%	10,000	10,000
JPC ENTERPRISES	13-Aug-18	13-Feb-19	8%	10,000	10,000
JPC ENTERPRISES	17-Sep-18	17-Mar-19	8%	10,000	10,000
JPC ENTERPRISES	10-Oct-18	10-Apr-19	8%	9,656	9,656
JPC ENTERPRISES	21-Nov-18	21-May-19	8%	7,500	7,500
JPC ENTERPRISES	11-Dec-18	12-Jun-19	8%	10,000	10,000
JPC ENTERPRISES	14-Jan-19	14-Jul-19	8%	4,000	4,000
JPC ENTERPRISES	30-Jan-19	30-Jul-19	8%	12,500	12,500
JPC ENTERPRISES	28-Feb-19	28-Nov-19	8%	9,375	9,375
Carpathia, LLC	07-Apr-17	07-Apr-18	8%	9,375	9,375
Carpathia, LLC	07-Apr-17	07-Apr-18	8%	3,750	3,750
JPC ENTERPRISES	29-Apr-19	29-Jan-20	8%	9,375	9,375
JPC ENTERPRISES	14-May-19	20-Dec-19	8%	3,750	3,750
JPC ENTERPRISES	13-Jun-19	13-Mar-19	8%	8,750	8,750
JPC ENTERPRISES	12-Jul-19	20-Apr-20	8%	3,750	3,750
JPC ENTERPRISES	25-Jul-19	25-Apr-20	8%	9,375	9,375
JPC ENTERPRISES	27-Aug-19	27-May-20	8%	9,375	9,375
Oscaleta Partners LLC	1-Sep-19	30-Apr-20	10%	35,000	35,000
Livingston Asset Management LLC	1-Sep-19	30-Apr-18	10%	50,000	50,000
JPC ENTERPRISES	27-Sep-19	27-Jun-20	8%	9,375	9,375
JPC ENTERPRISES	28-Oct-19	28-Jul-20	8%	9,375	9,375
JPC ENTERPRISES	27-Nov-19	27-Aug-20	8%	9,375	9,375
JPC ENTERPRISES	30-Dec-19	30-Sep-20	8%	9,375	9,375
JPC ENTERPRISES	30-Jan-20	30-Oct-20	8%	7,848	7,848
JPC ENTERPRISES	27-Feb-20	27-Nov-20	8%	7,848	7,848

Creditor	Issued	Date	Rate	28-Feb-2021	31-Aug-2020
JPC ENTERPRISES	30-Mar-20	30-Dec-20	8%	7,875	7,875
JPC ENTERPRISES	28-Apr-20	28-Jan-21	8%	7,875	7,875
JPC ENTERPRISES	8-May-20	8-Feb-21	8%	6,250	6,250
JPC ENTERPRISES	28-May-20	28-Feb-21	8%	7,875	7,875
JPC ENTERPRISES	22-Jun-20	22-Mar-21	8%	7,875	7,875
JPC ENTERPRISES	27-Jul-20	27-Apr-21	8%	7,875	7,875
JPC ENTERPRISES	26-Aug-20	28-Feb-21	8%	7,875	7,875
JPC ENTERPRISES	23-Sep-20	23-Jun-21	8%	7,875	-
JPC ENTERPRISES	2-Oct-20	2-Jul-21	8%	2,125	-
JPC ENTERPRISES	16-Oct-20	16-Jul-21	8%	7,875	-
JPC ENTERPRISES	25-Nov-20	25-Aug-21	8%	7,875	-
JPC ENTERPRISES	25-Nov-20	25-Nov-21	8%	5,625	-
STOUT, LLC	29-Dec-20	29-Sep-21	8%	10,000	-
JPC ENTERPRISES	31-Dec-20	30-Sep-21	8%	7,875	-
JPC ENTERPRISES	15-Jan-21	15-Oct-21	8%	9,625	-
JPC ENTERPRISES	10-Feb-21	10-Nov-21	8%	9,875	-

Convertible notes payable-Gross				$1,052,812	$1,017,812
Less: related party notes (See note six below)				(84,000)	(84,000)
Convertible notes outstanding prior to Liability Purchase agreement				968,812	933,812
Less; Notes assumed under Liability purchase agreement				(280,663)	(280,663)
Convertible notes payable outstanding				$688,149	$653,149

See Item 3B, Issuance History, for conversion features on these obligations.

NOTE 8 - RELATED PARTY NOTES PAYABLE

Note issued to Jeffrey M. Canouse, our Chief Executive, or Anvil Financial Management LLC, an entity controlled by Mr. Canouse are classified as Related party. A list of those notes follows below:

Creditor	Date Issued	Maturity Date	Interest Rate	28-Feb-2021	29-Feb-2020
Jeffrey M. Canouse	07-Mar-14	07-Mar-15	8%	1,250	1,250
Anvil Financial Management LLC	27-Mar-15	27-Mar-16	8%	12,500	12,500
Anvil Financial Management LLC	23-Apr-15	23-Apr-16	8%	10,000	10,000
Anvil Financial Management LLC	13-May-15	13-May-16	8%	6,250	6,250
Anvil Financial Management LLC	14-May-15	14-May-16	8%	8,750	8,750
Jeffrey M. Canouse	06-Jul-15	06-Jul-16	8%	2,625	2,625
Jeffrey M. Canouse	08-Sep-15	08-Sep-16	8%	5,000	5,000
Jeffrey M. Canouse	25-Sep-15	25-Sep-16	8%	6,375	6,375
Jeffrey M. Canouse	09-Oct-15	09-Oct-16	8%	6,250	6,250
Jeffrey M. Canouse	27-Nov-15	27-Nov-16	8%	5,000	5,000
Jeffrey M. Canouse	28-Nov-16	28-Nov-17	8%	5,000	5,000
Anvil Financial Management LLC	28-Nov-16	28-Nov-17	8%	5,625	5,625
Anvil Financial Management LLC	28-Nov-16	28-Nov-17	8%	5,625	5,625
Anvil Financial Management LLC	03-Mar-17	03-Mar-18	8%	3,750	3,750

Total				$84,000	$84,000

Accrued interest associated with these notes is as follows:

	February 28, 2021	August 31, 2020
Accrued interest-related party	$36,159	$32,799

NOTE 9 - DERIVATIVE LIABILITY

The convertible notes discussed in Note 7 above (except those in the LPA) have a conversion price that can be adjusted based on the Company’s stock price which results in the conversion feature being recorded as a derivative liability.

The fair value of the derivative liability is recorded and shown separately under current liabilities. Changes in the fair value of the derivative liability is recorded in the statement of operations under other income (expense).

The Company uses a weighted average Black-Scholes-Merton option pricing model with the following assumptions to measure the fair value of derivative liability at February 28, 2021 and August 31, 2020:

	February 28, 2021	August 31, 2020
Stock price	$0.0047	$0.0001
Risk free rate	0.25%	0.25%
Volatility	336%	420%
Dividend rate	0.00%	0.00%

The following is the Company’s derivative liability measured at fair value on a recurring basis at February 28, 2021 and August 31, 2020:

	February 28, 2021	August 31, 2020
Level One	$0	$0
Level Two	0	0
Level Three	$2,267,231	$1,089,672

As a result of the application of ASC No. 815, the fair value of the conversion feature is summarized as follows for the three months and six months ended February 28, 2021:

Three months ended February 28, 2021
Balance at November 30, 2020	$1,112,152

Derivative liability from new issuances	29,900

Extinguishment of derivative liability upon conversion	(49,584)

Change in fair value of derivative liability	1,174,763

Derivative liability at February 28, 2021	$2,267,231

Six months ended February 28, 2021
Balance at August 31, 2020	$1,089,672

Add: Derivative liability from new issuances	55,000

Extinguishment of derivative liability upon conversion	(49,584)

Change in fair value of derivative liability	1,172,143

Derivative liability at February 28, 2021	$2,267,231

NOTE 10 - STOCKHOLDERS’ DEFICIT

Common stock

The Company has authorized the issuance of 7,000,000,000 shares of common stock, $0.001 par value. At February 28, 2021 and August 31, 2020, the Company had, 5,670,596,606 and 4,731,502,061 respectively, shares of common stock issued and outstanding.

Preferred stock

On September 28, 2013, the Company issued 51 shares of No par Series A Preferred stock to Jeffrey M. Canouse, our Chief Executive. Each share is convertible into one share of our existing common stock. However, for voting purposes, they are convertible into 51% of the outstanding common stock at any time.

Liability Purchase Agreement (See Note 4 Above)

On March 13, 2018, New America Energy Corp., a Nevada Corporation (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with Livingston Asset Management LLC, a Florida limited liability company (“LAM”), pursuant to which the Company agreed to issue certain common stock to LAM, in tranches, as necessary, in exchange for the settlement of certain past-due obligations and accounts payable of the Company acquired by LAM (the “LAM Assigned Accounts”). Such past-due obligations and accounts payable contained in the Settlement Amount covers approximately $785,000 in Company obligations as reported in the Company’s most recent quarterly financial report as of May 31, 2020, which LAM has settled with the Company’s creditors. On April 2, 2018, the Circuit Court of Baltimore County, Maryland (the “Court”), entered an Order Granting Approval Of Settlement Agreement And Stipulation (the “LAM Order”) approving, among other things, the fairness of the terms and conditions of an exchange of the Company’s common stock to settle the LAM Acquired Accounts, pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), in the matter entitled Livingston Asset Management LLC v. New America Energy Corp. (the “LAM Action”). The LAM Order provides for the full and final settlement of the LAM Action. The Settlement Agreement became effective and binding upon the Company and LAM upon execution of the LAM Order by the Court on April 2, 2018. Pursuant to the terms of the Settlement Agreement approved by the LAM Order, the Company agreed to issue to LAM shares (the “LAM Settlement Shares”) of the Company’s common stock, $0.00001 par value (the “Common Stock”) at a forty five percent (45%) discount to market. The Settlement Agreement provides that the LAM Settlement Shares will be issued in one or more tranches, as necessary, sufficient to satisfy the LAM Settlement Agreement through the issuance of freely trading securities, exempt from registration, issued pursuant to Section 3(a)(10) of the Securities Act.

On April 2, 2018, the Circuit Court of Baltimore County, Maryland (the “Court”), entered an Order Granting Approval Of Settlement Agreement And Stipulation (the “LAM Order”) approving, among other things, the fairness of the terms and conditions of an exchange of the Company’s common stock to settle the LAM Acquired Accounts, pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), in the matter entitled Livingston Asset Management LLC v. New America Energy Corp. (the “LAM Action”). The LAM Order provides for the full and final settlement of the LAM Action.

The Settlement Agreement became effective and binding upon the Company and LAM upon execution of the LAM Order by the Court on April 2, 2018.

Pursuant to the terms of the Settlement Agreement approved by the LAM Order, the Company agreed to issue to LAM shares (the “LAM Settlement Shares”) of the Company’s common stock, $0.00001 par value (the “Common Stock”) at a forty five percent (45%) discount to market. The Settlement Agreement provides that the LAM Settlement Shares will be issued in one or more tranches, as necessary, sufficient to satisfy the LAM Settlement Agreement through the issuance of freely trading securities, exempt from registration, issued pursuant to Section 3(a)(10) of the Securities Act.

As of the Balance sheet date, the Company has issued 822,573,000 shares as follows:

Date of issuance	Shares
4-9-18	386,329,000
4-1-20	436,244,000
Total	822,573,000

As of February 28, 2021, $240,000 of these shares have been sold to reduce these liabilities. See Note 6 - Liability purchase agreement above for more detail.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Office Lease

Commencing December 1, 2020, the Company signed a lease for its headquarters located at 240 Vaughan Drive in Alpharetta, Georgia. The Company has established an operating right of lease asset and related operating liability at that time. The Company will amortize the asset and liability quarterly. The monthly rental cost is $1,250.

NOTE 12 - SUBSEQUENT EVENTS

Pursuant to ASC 855-10, the Company has evaluated all events or transactions that occurred from March 1, 2021 to the date of this report. The Company believes there are no events that meet the criterion and require disclosure.

NEW AMERICA ENERGY CORP.

Index to Consolidated Financial Statements

(Unaudited)

NEW AMERICA ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	August 31, 2020	August 31, 2019

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$327	$15,788
Loans receivable, net of allowance for doubtful accounts of $5,000 and $0 at August 31, 2020 and August 31, 2019, respectively	7,206	19,116
Total Current Assets	7,533	34,904

Total Assets	$7,533	$34,904

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable	$119,593	$119,593
Accounts payable-related party	17,157	16,936
Accrued interest	238,112	172,105
Accrued compensation	624,361	384,361
Short-term notes	95,370	95,370
Liability purchase agreement	755,895	755,895
Convertible notes	653,149	461,453
Convertible notes-related party	84,000	84,000
Note discount	(39,561)	(42,691)
Derivative liabilities	1,089,672	824,040

Total Liabilities	3,637,748	2,871,062

STOCKHOLDERS' DEFICIT
Preferred stock, 51 shares outstanding at August 31, 2020 and August 31, 2019	-	-
Common stock, par value $.00001, 4,731,502,031 and 4,295,258,031 outstanding at August 31, 2020 and August 31, 2019, respectively	47,315	42,952
Additional paid in capital	1,949,170	1,953,533
Accumulated deficit	(5,626,700)	(4,832,644)
Total Stockholders’ Deficit	(3,630,215)	(2,836,159)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$7,533	$34,904

The accompanying notes are an integral part of these consolidated financial statements.

NEW AMERICA ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Twelve Months Ended August 31,
	2020	2019

REVENUES	$1,760		$6,566
COST OF REVENUES	-		-
GROSS MARGIN	1,760		6,566

OPERATING EXPENSES
General and Administrative expenses	434,708		348,734
Bad debt expense	5,000		-
Total Operating Expenses	439,708		348,734

OPERATING (LOSS)	(437,948)		(342,168)

OTHER INCOME/(EXPENSE)
Interest and financing expenses	(87,346)		(56,247)
Change in derivative liability	(90,261)		(104,658)
Elimination of derivative liability on debt in Liability purchase agreement (See Note 4)	-		290,863
Amortization of debt discount	(178,501)		(108,269)
Total Other Income/(Expense)	(356,108)		21,689

NET (LOSS) BEFORE INCOME TAXES	(794,056)		(320,478)
Provision for income taxes	-		-

NET INCOME (LOSS)	$(794,056)		$(320,478)

BASIC EARNINGS (LOSS) PER SHARE	$(0.00)	$	(0.00)
DILUTED EARNINGS PER SHARE	$(0.00)		$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - Basic	4,476,430,403		4,295,258,031

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - Diluted	4,476,430,403		4,295,258,031

The accompanying notes are an integral part of these consolidated financial statements.

NEW AMERICA ENERGY, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

For the Twelve Months Ended August 31, 2019

(Unaudited)

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total

Balance, August 31, 2018	51	$-	4,295,258,031	$42,952	$1,953,533	$4,512,165)	$(2,836,159)
Net loss	-	-	-	-	-	(320,478)	(320,478)
Balance, August 31, 2019	51	$-	4,295,258,031	$42,952	$1,953,533	$(4,832,644)	$(2,836,159)

NEW AMERICA ENERGY, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

For the Twelve Months Ended August 31, 2020

(Unaudited)

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total

Balance, August 31, 2019	51	$-	4,295,258,031	$42,952	$1,953,533	$(4,832,644)	$(2,836,159)
Shares issued for Liability purchase program	-	-	436,244,000	4,362	(4,362)	-	-
Net loss	-	-	-	-	-	(119,816)	(119,816)
Balance, May 31, 2020	51	$-	4,731,502,031	$47,315	$1,949,170	$(5,626,700)	$(3,630,215)

The accompanying notes are an integral part of these consolidated financial statements.

NEW AMERICA ENERGY INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Twelve Months Ended August 31,
	2020	2019

OPERATING ACTIVITIES
Net Income (loss)	$(794,056)	$(320,478)
Adjustments to reconcile net (loss) to cash used in operations:
Amortization of debt discounts	178,501	108,269
Depreciation expense	-	1,350
Change in derivative liability	90,261	104,658
Elimination of derivative liability on debt in Liability Purchase agreement (See Note 4)	-	(290,863)
Issuance of non-cash fee and consulting notes	85,000	-
Original issue discount expensed	21,339	25,306
Bad debt expense	5,000	-
Changes in operating assets and liabilities:
Loans receivable	6,910	(6,796)
Accrued compensation-officer	240,000	240,000
Liabilities purchase agreement	-	7,500
Due to related parties	221	(6,500)
Accrued interest	66,007	30,941
Net Cash (Used) From Operating Activities	(100,818)	(106,614)

INVESTING ACTIVITIES
Net cash (used) in Investing activities	-	-

FINANCING ACTIVITIES
Proceeds from convertible notes payable	85,357	95,225
Net cash provided by Financing activities	85,357	95,225

Net increase in Cash and Cash Equivalents	(15,461)	(11,389)
Cash and Equivalents, Beginning of period	15,788	27,176,
Cash and Equivalents, End of period	$327	$15,788
		-
Cash paid during the period for:
Interest	$-	$-
Taxes	$-	$-

New debt issued under the Liabilities Purchase Agreement	$-	$7,500
Shares issued for Liability purchase agreement at market value	$43,624	$-

The accompanying notes are an integral part of these consolidated financial statements.

NEW AMERICA ENERGY, INC.

NOTES TO FINANCIAL STATEMENTS

August 31, 2020

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

New America Energy Corp. (the “Company”) was incorporated in Nevada on May 8, 2006 and redomiciled to Florida on April 8, 2020. Through its wholly owned subsidiary Title King LLC, from 2013 through August of 2019, the Company provided short-term high interest loans to consumers through the collateral use of car and truck titles. The Company operated in the alternative financial services industry, providing automobile title loans to consumers who own their vehicle free and clear and need convenient and simple access to funds. Since August of 2019, the Company has focused on the development of its mobile app, BestTitleDeal.

Going Concern

These consolidated financial statements were prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the Company obtaining necessary equity and debt financing until it can generate sustainable revenue. There is no guarantee the Company will be able to raise adequate equity or debt financing or generate profitable operations. For the twelve months ended August 31, 2020 and August 31, 2019, the Company incurred net losses of $(794,056) and $(320,478), respectively, and had negative cash flows from operations of $(100,818) and $(106,614), respectively. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Management intends to raise additional funds through equity or debt financing and to generate cash from the sale of the Company’s services.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method

The Company’s consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending of August 31.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Title King LLC, and have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less. As of August 31, 2020, and August 31, 2019, the Company did not have any cash equivalents.

Loans Receivable

Loans receivable are reported at their outstanding principal balances. The Company grants credit to customers under credit terms that it believes are customary in the industry and requires collateral to support customer loan balances.

Normal loan terms vary from 30-180 days. Collateral is repossessed for delinquent loans. The Company reviews its receivables quarterly and establishes a reserve when appropriate.

Furniture and Equipment

Furniture and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Furniture and fixtures	5 years
Equipment	5 years

As of August 31, 2020 and August 31, 2019, all of the Company’s Furniture and Equipment had been fully depreciated and are no longer displayed on the Consolidated Balance sheet.

Long-Lived Assets

The Company applies ASC Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. As of August 31, 2020 and August 31, 2019, the Company had no long-lived assets.

Debt Discount and Debt Issuance Costs

Debt discounts and debt issuance costs incurred in connection with the issuance of debt are capitalized and amortized to interest expense based on the related debt agreements using the straight-line method. Unamortized discounts are reported separately on the face of the Financial statements.

Fair Value of Financial Instruments

The Company applies the provisions of ASC 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels of valuation hierarchy are defined as follows:

•Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

For certain financial instruments, the carrying amounts reported in the balance sheets for cash and current liabilities, including convertible notes payable, each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

The Company uses Level 2 inputs for its valuation methodology for derivative liabilities as their fair values were determined by using the Black-Scholes-Merton pricing model based on various assumptions. The Company’s derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives.

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic 480, Distinguishing Liabilities from Equity, and FASB ASC Topic 815, Derivatives and Hedging.

Derivative Financial Instruments

The Company evaluates all of its agreements to determine if such instruments have derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses a weighted average Black-Scholes- Merton option-pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date. As of August 31, 2020 and August 31, 2019, the Company’s only derivative financial instrument was the embedded conversion feature associated with convertible notes due to certain provisions that allow for a change in the conversion price and a warrant that to contains certain provisions that allow for a change in the exercise price if securities are issued at a price per share below the exercise price.

Revenue Recognition

The Company recognizes revenue from interest income on consumer loans as the interest is earned. The Company’s revenue recognition policies comply with FASB ASC Topic 605. Revenue is recorded when earned, which is generally over the period services are provided and no contingencies exist.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Basic and Diluted Earnings (Loss) Per Share

Earnings per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive convertible shares and stock warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There were no potentially dilutive securities outstanding during the twelve months ended August 31, 2020 and August 31, 2019 due to the Company incurring a net loss.

Recent Accounting Pronouncements

Recent Accounting Pronouncements In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 removes, modifies and adds certain disclosure requirements in Topic 820 “Fair Value Measurement”. ASU 2018-13 eliminates certain disclosures related to transfers and the valuations process, modifies disclosures for investments that are valued based on net asset value, clarifies the measurement uncertainty disclosure, and requires additional disclosures for Level 3 fair value measurements. ASU 2018-13 is effective for the Company for annual and interim reporting periods beginning January 1, 2020. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements and related disclosures. In December 2019, the FASB issued authoritative guidance intended to simplify the accounting for income taxes (ASU 2019- 12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”). This guidance eliminates certain exceptions to the general approach to the income tax accounting model and adds new guidance to reduce the complexity in accounting for income taxes. This guidance is effective for fiscal years beginning after December 15, 2020, including interim periods within those annual periods. The Company is currently evaluating the potential impact of this guidance on its consolidated financial statements. In January 2020, the FASB issued ASU 2020-01, Investments - Equity Securities (Topic 321), Investments - Equity Method and Joint Ventures (Topic 323), and Derivative and Hedging (Topic 815), which clarifies the interaction of rules for equity securities, the equity method of accounting, and forward contracts and purchase options on certain types of securities. The guidance clarifies how to account for the transition into and out of the equity method of accounting when considering observable transactions under the measurement alternative. The ASU is effective for annual reporting periods beginning after December 15, 2020, including interim reporting periods within those annual periods, with early adoption permitted. The Company is currently evaluating the impact of the new guidance on our consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This ASU amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity's own equity, and also improves and amends the related EPS guidance for both Subtopics. The ASU will be effective for annual reporting periods after December 15, 2021 and interim periods within those annual periods and early adoption is permitted. The Company is currently evaluating the impact of the new guidance on our consolidated financial statements. Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

NOTE 3 - SHORT-TERM NOTES

Short-term notes at August 31, 2020 and August 31, 2019 consist of the following:

	August 31, 2020	August 31, 2019
Notes payable issued in 2013 to three investors. Notes are currently past due	$95,370	$95,370

Total short-term notes payable	$95,370	$95,370

NOTE 4 - LIABILITY PURCHASE AGREEMENT

The Liabilities purchase agreement (“LPA”) balances as of August 31, 2020 and August 31, 2019 were as follows:

	August 31, 2020	August 31, 2019
Notes payable issued in 2013 to three investors. Notes are currently past due	$755,895	$755,895

Balances in the LPA represent the following items which had been previously placed in other liability categories:

Accrued compensation	$360,000
Convertible Notes payable	280,633
Short term notes payable	65,000
Accrued interest	42,733
Total LPA liabilities at August 31, 2018	$748,395
Fees to BJM Investments which were not accounted for upon issuance of the LPA	7,500
Balance at August 31, 2020 and August 31, 2019	$755,895

NOTE 5 - CONVERTIBLE NOTES

Convertible notes outstanding at August 31, 2020 and August 31, 2019 by creditor are as follows:

	August 31, 2020	August 31, 2019

Jahoco LLC	$82,643	$82,643
Machiavelli LTD, LLC*	84,842	84,842
War Chest Capital Multi- Strategy Fund LLC	15,000	15,000
Filer Support Services	14,912	14,912
Oscaleta Partners LLC	50,000	15,000
Carpathia, LLC	125,900	125,900
JP Carey Irrevocable Trust	52,313	52,313
Marisol Malave & Julio Perieira	75,000	75,000
Five Star Management	7,500	7,500
Livingston Asset Management LLC	50,000	-
JPC Enterprises	375,702	269,006
Total	$933,812	$742,115

Notes assigned pursuant to the Liability Purchase Agreement	(280,663)	(280,663)
Convertible Notes Payable	$653,149	$461,453

*  Includes notes assigned to World Market Ventures LLC

The quarterly and year-to-date rollforwards of Convertible notes through August 31, 2020 are as follows:

Three months ended August 31, 2020
Notes payable at May 31, 2020	$629,524

Add:
Cash debt	18,900
Original issue discount expenses	4,725

Notes payable at August 31, 2020	$653,149

Twelve months ended August 31, 2020
Notes payable at August 31, 2019	$461,453

Add:
Cash debt	85,357
Non-cash notes	85,000
Original issue discount expenses	21,339

Notes payable at August 31, 2020	$653,149

Details of Convertible notes payable follow below:

Creditor	Issued	Date	Rate	31-Aug-2020	31-Aug-2019
Jahoco LLC	02-Dec-12	28-Mar-13	8%	$54,093	$54,093
Machiavelli LTD, LLC	02-Dec-12	04-Dec-13	8%	4,323	4,323
War Chest Capital Multi-Strategy Fund LLC	03-Oct-13	03-Apr-14	8%	15,000	15,000
Filer Support Services	31-Oct-13	31-Aug-14	8%	14,912	14,912
Machiavelli LTD, LLC	26-Feb-14	26-Feb-15	8%	9,800	9,800
Jeff M. Canouse	07-Mar-14	07-Mar-15	8%	1,250	1,250
Jahoco LLC	17-Apr-14	17-Apr-15	8%	3,550	3,550
Jahoco LLC	04-Jun-14	04-Jun-15	8%	18,750	18,750
Carpathia, LLC	05-Aug-14	05-Aug-15	8%	12,500	12,500
Jahoco LLC	28-Aug-14	28-Aug-15	8%	6,250	6,250
JP Carey Irrevocable Trust	24-Sep-14	24-Sep-15	8%	15,625	15,625
JP Carey Irrevocable Trust	28-Oct-14	28-Oct-15	8%	12,500	12,500
Marisol Malave & Julio Perieira	31-Oct-14	31-Oct-15	8%	31,250	31,250
Marisol Malave & Julio Perieira	31-Oct-14	31-Oct-15	8%	31,250	31,250
JP Carey Irrevocable Trust	26-Feb-15	26-Feb-16	8%	9,375	9,375
Anvil Financial Management LLC	27-Mar-15	27-Mar-16	8%	12,500	12,500
Anvil Financial Management LLC	23-Apr-15	23-Apr-16	8%	10,000	10,000
Anvil Financial Management LLC	13-May-15	13-May-16	8%	6,250	6,250
Anvil Financial Management LLC	14-May-15	14-May-16	8%	8,750	8,750
JP Carey Irrevocable Trust	16-Jun-15	16-Jun-16	8%	4,125	4,125
Jeffrey M. Canouse	06-Jul-15	06-Jul-16	8%	2,625	2,625
Machiavelli LTD, LLC	14-Jul-15	14-Jul-16	8%	1,250	1,250
JP Carey Irrevocable Trust	06-Aug-15	06-Aug-16	8%	10,688	10,688
Jeffrey M. Canouse	08-Sep-15	08-Sep-16	8%	5,000	5,000
Jeffrey M. Canouse	25-Sep-15	25-Sep-16	8%	6,375	6,375
Jeffrey M. Canouse	09-Oct-15	09-Oct-16	8%	6,250	6,250
Jeffrey M. Canouse	27-Nov-15	27-Nov-16	8%	5,000	5,000
Carpathia, LLC	18-Dec-15	18-Dec-16	8%	6,250	6,250
Carpathia, LLC	13-Jan-16	13-Jan-17	8%	4,375	4,375
Carpathia, LLC	05-Feb-16	05-Feb-17	8%	1,250	1,250
Five Star Management	16-Feb-16	16-Feb-17	8%	7,500	7,500
Machiavelli LTD, LLC	09-Jun-16	09-Jun-17	8%	4,500	4,500
Machiavelli LTD, LLC	28-Jun-16	28-Jun-17	8%	4,500	4,500
Machiavelli LTD, LLC	06-Jul-16	06-Jul-17	8%	2,500	2,500
Machiavelli LTD, LLC	13-Jul-16	13-Jul-17	8%	3,344	3,344
Marisol Malave & Julio Perieira	29-Jul-16	29-Jul-17	8%	12,500	12,500
Carpathia, LLC	23-Nov-16	23-Nov-17	8%	3,750	3,750
Machiavelli LTD, LLC	07-Nov-16	07-Nov-17	8%	4,500	4,500
Machiavelli LTD, LLC	28-Nov-16	28-Nov-17	8%	2,875	2,875
Jeffrey M. Canouse	28-Nov-16	28-Nov-17	8%	5,000	5,000
Anvil Financial Management LLC	28-Nov-16	28-Nov-17	8%	5,625	5,625
Anvil Financial Management LLC	28-Nov-16	28-Nov-17	8%	5,625	5,625
JPC Enterprises	28-Nov-16	28-Nov-17	8%	4,500	4,500
Machiavelli LTD, LLC	28-Nov-16	28-Nov-17	8%	5,000	5,000
Anvil Financial Management LLC	03-Mar-17	03-Mar-18	8%	3,750	3,750
Machiavelli LTD, LLC	27-Mar-17	27-Mar-18	8%	6,000	6,000
Carpathia, LLC	07-Apr-17	07-Apr-18	8%	15,000	15,000
Machiavelli LTD, LLC	10-May-17	10-May-18	8%	10,000	10,000
Machiavelli LTD, LLC	12-Jun-17	12-Jun-18	8%	15,000	15,000
Machiavelli LTD, LLC	10-Jul-17	10-Jul-18	8%	3,750	3,750
Carpathia, LLC	18-Jul-17	18-Jul-18	8%	10,000	10,000

Creditor	Issued	Date	Rate	31-Aug-2020	31-Aug-2019
JPC Enterprises	10-Aug-17	10-Aug-18	8%	20,000	20,000
CARPATHIA, LLC	05-Sep-17	05-Sep-18	8%	15,000	15,000
CARPATHIA, LLC	21-Sep-17	21-Mar-18	8%	24,650	24,650
CARPATHIA, LLC	05-Oct-17	05-Apr-18	8%	20,000	20,000
MACHIAVELLI LTD, LLC	17-Oct-17	17-Oct-18	8%	7,500	7,500
JPC ENTERPRISES	15-Nov-17	14-May-18	8%	4,500	4,500
Oscaleta Partners LLC	17-Nov-17	03-May-18	8%	15,000	15,000
JPC ENTERPRISES	11-Dec-17	11-May-18	8%	3,000	3,000
JPC ENTERPRISES	14-Dec-17	14-Jun-18	8%	8,750	8,750
JPC ENTERPRISES	05-Jan-18	05-Jul-18	8%	3,350	3,350
JPC ENTERPRISES	10-Jan-18	10-Jul-18	8%	12,500	12,500
JPC ENTERPRISES	06-Feb-18	06-Aug-18	8%	12,500	12,500
JPC ENTERPRISES	12-Feb-18	12-Aug-18	8%	25,000	25,000
JPC ENTERPRISES	09-Mar-18	09-Sep-18	8%	12,500	12,500
JPC ENTERPRISES	09-Apr-18	09-Oct-18	8%	10,000	10,000
JPC ENTERPRISES	07-May-18	07-Nov-18	8%	12,500	12,500
JPC ENTERPRISES	08-Jun-18	08-Dec-18	8%	12,500	12,500
JPC ENTERPRISES	12-Jul-18	12-Jan-19	8%	10,000	10,000
JPC ENTERPRISES	13-Aug-18	13-Feb-19	8%	10,000	10,000
JPC ENTERPRISES	17-Sep-18	17-Mar-19	8%	10,000	10,000
JPC ENTERPRISES	10-Oct-18	10-Apr-19	8%	9,656	9,656
JPC ENTERPRISES	21-Nov-18	21-May-19	8%	7,500	7,500
JPC ENTERPRISES	11-Dec-18	12-Jun-19	8%	10,000	10,000
JPC ENTERPRISES	14-Jan-19	14-Jul-19	8%	4,000	4,000
JPC ENTERPRISES	30-Jan-19	30-Jul-19	8%	12,500	12,500
JPC ENTERPRISES	28-Feb-19	28-Nov-19	8%	9,375	9,375
Carpathia, LLC	07-Apr-17	07-Apr-18	8%	9,375	9,375
Carpathia, LLC	07-Apr-17	07-Apr-18	8%	3,750	3,750
JPC ENTERPRISES	29-Apr-19	29-Jan-20	8%	9,375	9,375
JPC ENTERPRISES	14-May-19	20-Dec-19	8%	3,750	3,750
JPC ENTERPRISES	13-Jun-19	13-Mar-19	8%	8,750	8,750
JPC ENTERPRISES	12-Jul-19	20-Apr-20	8%	3,750	3,750
JPC ENTERPRISES	25-Jul-19	25-Apr-20	8%	9,375	9,375
JPC ENTERPRISES	27-Aug-19	27-May-20	8%	9,375	9,375
Oscaleta Partners LLC	1-Sep-19	30-Apr-20	10%	35,000	-
Livingston Asset Management LLC	1-Sep-19	30-Apr-18	10%	50,000	-
JPC ENTERPRISES	27-Sep-19	27-Jun-20	8%	9,375	-
JPC ENTERPRISES	28-Oct-19	28-Jul-20	8%	9,375	-
JPC ENTERPRISES	27-Nov-19	27-Aug-20	8%	9,375	-
JPC ENTERPRISES	30-Dec-19	30-Sep-20	8%	9,375	-
JPC ENTERPRISES	30-Jan-20	30-Oct-20	8%	7,848	-
JPC ENTERPRISES	27-Feb-20	27-Nov-20	8%	7,848	-
JPC ENTERPRISES	30-Mar-20	30-Dec-20	8%	7,875	-
JPC ENTERPRISES	28-Apr-20	28-Jan-21	8%	7,875	-
JPC ENTERPRISES	8-May-20	8-Feb-21	8%	6,250	-
JPC ENTERPRISES	28-May-20	28-Feb-21	8%	7,875	-
JPC ENTERPRISES	22-Jun-20	22-Mar-21	8%	7,875	-
JPC ENTERPRISES	27-Jul-20	27-Apr-21	8%	7,875	-
JPC ENTERPRISES	26-Aug-20	28-Feb-21	8%	7,875	-
				$1,017,802	$826,116

Less: related party notes (See note six below)				(84,000)	(84,000)
Convertible notes outstanding prior to Liability Purchase agreement				933,812	742,116
Less; Notes assumed under Liability purchase agreement				(280,663)	(280,663)
Convertible notes payable outstanding				$653,149	$461,453

See Item 3B, Issuance History, for conversion features on these obligations.

NOTE 6 - RELATED PARTY NOTES PAYABLE

Note issued to Jeffrey M. Canouse, our Chief Executive, or Anvil Financial Management LLC, an entity controlled by Mr. Canouse are classified as Related party. A list of those notes follows below:

Creditor	Date Issued	Maturity Date	Interest Rate	31-Aug-2020	31-Aug-2019
Jeffrey M. Canouse	07-Mar-14	07-Mar-15	8%	1,250	1,250
Anvil Financial Management LLC	27-Mar-15	27-Mar-16	8%	12,500	12,500
Anvil Financial Management LLC	23-Apr-15	23-Apr-16	8%	10,000	10,000
Anvil Financial Management LLC	13-May-15	13-May-16	8%	6,250	6,250
Anvil Financial Management LLC	14-May-15	14-May-16	8%	8,750	8,750
Jeffrey M. Canouse	06-Jul-15	06-Jul-16	8%	2,625	2,625
Jeffrey M. Canouse	08-Sep-15	08-Sep-16	8%	5,000	5,000
Jeffrey M. Canouse	25-Sep-15	25-Sep-16	8%	6,375	6,375
Jeffrey M. Canouse	09-Oct-15	09-Oct-16	8%	6,250	6,250
Jeffrey M. Canouse	27-Nov-15	27-Nov-16	8%	5,000	5,000
Jeffrey M. Canouse	28-Nov-16	28-Nov-17	8%	5,000	5,000
Anvil Financial Management LLC	28-Nov-16	28-Nov-17	8%	5,625	5,625
Anvil Financial Management LLC	28-Nov-16	28-Nov-17	8%	5,625	5,625
Anvil Financial Management LLC	03-Mar-17	03-Mar-18	8%	3,750	3,750

Total				$84,000	$84,000

NOTE 7 - DERIVATIVE LIABILITY

The convertible notes discussed in Note 5 above (except those in the LPA) have a conversion price that can be adjusted based on the Company’s stock price which results in the conversion feature being recorded as a derivative liability.

The fair value of the derivative liability is recorded and shown separately under current liabilities. Changes in the fair value of the derivative liability is recorded in the statement of operations under other income (expense).

The Company uses a weighted average Black-Scholes-Merton option pricing model with the following assumptions to measure the fair value of derivative liability at August 31, 2020 and August 31, 2019:

	August 31, 2020	August 31, 2019
Stock price	$0.0001	$0.0001
Risk free rate	0.25%	0.25%
Volatility	420%	404%
Dividend rate	0.00%	0.00%

The following is the Company’s derivative liability measured at fair value on a recurring basis at August 31, 2020 and August 3, 2019:

	August 31, 2020	August 31, 2019
Level One	$0	$0
Level Two	0	0
Level Three	$1,089,672	$824,040

As a result of the application of ASC No. 815, the fair value of the conversion feature is summarized as follows for the three months and three months ended August 31, 2020:

Three months ended August 31, 2020
Balance at May 31, 2020	$1,045,602

Derivative liability from new issuances	18,900

Change in fair value of derivative liability	25,170

Derivative liability at August 31, 2020	$1,089,672

Twelve months ended August 31, 2020
Balance at August 31, 2019	$824,040

Add: Derivative liability from new issuances	175,371

Change in fair value of derivative liability	90,261

Derivative liability at August 31, 2020	$1,089,672

NOTE 8 - STOCKHOLDERS’ DEFICIT

Common stock

The Company has authorized the issuance of 7,000,000,000 shares of common stock, $0.00001 par value. At August 31, 2020 and August 31, 2019, the Company had, 4,731,502,031 and 4,295,258,031 respectively, shares of common stock issued and outstanding.

Liability Purchase Agreement (See Note 4 Above)

On March 13, 2018, New America Energy Corp., (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with Livingston Asset Management LLC, a Florida limited liability company (“LAM”), pursuant to which the Company agreed to issue certain common stock to LAM, in tranches, as necessary, in exchange for the settlement of certain past-due obligations and accounts payable of the Company acquired by LAM (the “LAM Assigned Accounts”). Such past-due obligations and  accounts  payable  contained  in  the  Settlement  Amount  covers  approximately $785,000 in Company obligations as reported in the Company’s most recent quarterly financial report as of May 31, 2020, which LAM has settled with the Company’s creditors. On April 2, 2018, the Circuit Court of Baltimore County, Maryland (the “Court”), entered an Order Granting Approval Of Settlement Agreement And Stipulation (the “LAM Order”) approving, among other things, the fairness of the terms and conditions of an exchange of the Company’s common stock to settle the LAM Acquired Accounts, pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), in the matter entitled Livingston Asset Management LLC v. New America Energy Corp. (the “LAM Action”). The LAM Order provides for the full and final settlement of the LAM Action.

The Settlement Agreement became effective and binding upon the Company and LAM upon execution of the LAM Order by the Court on April 2, 2018. Pursuant to the terms of the Settlement Agreement approved by the LAM Order, the Company agreed to issue to LAM shares (the “LAM Settlement Shares”) of the Company’s common stock, $0.00001 par value (the “Common Stock”) at a forty five percent (45%) discount to market. The Settlement Agreement provides that the LAM Settlement Shares will be issued in one or more tranches, as necessary, sufficient to satisfy the LAM Settlement Agreement through the issuance of freely trading securities, exempt from registration, issued pursuant to Section 3(a)(10) of the Securities Act.

On April 2, 2018, the Circuit Court of Baltimore County, Maryland (the “Court”), entered an Order Granting Approval Of Settlement Agreement And Stipulation (the “LAM Order”) approving, among other things, the fairness of the terms and conditions of an exchange of the Company’s common stock to settle the LAM Acquired Accounts, pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), in the matter entitled Livingston Asset Management LLC v. New America Energy Corp. (the “LAM Action”). The LAM Order provides for the full and final settlement of the LAM Action. The Settlement Agreement became effective and binding upon the Company and LAM upon execution of the LAM Order by the Court on April 2, 2018.

Pursuant to the terms of the Settlement Agreement approved by the LAM Order, the Company agreed to issue to LAM shares (the “LAM Settlement Shares”) of the Company’s common stock, $0.00001 par value (the “Common Stock”) at a forty five percent (45%) discount to market. The Settlement Agreement provides that the LAM Settlement Shares will be issued in one or more tranches, as necessary, sufficient to satisfy the LAM Settlement Agreement through the issuance of freely trading securities, exempt from registration, issued pursuant to Section 3(a)(10) of the Securities Act.

As of the Balance sheet date, the Company has issued 822,573,000 shares as follows:

Date of issuance	Shares
4-9-18	386,329,000
4-1-20	436,244,000
Total	822,573,000

As of August 31, 2020, none of these shares have been sold to reduce these liabilities. See Note 4- Liability purchase agreement above for more detail

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Office Lease

The Company leases commercial real estate under an operating lease agreement that expired on July 30, 2017. Since the expiration of the lease, the Company continues to rent the same commercial real estate on month-to-month basis. Since there is no formal rental contract, the Company does not record a “right to use” asset” and related liability.

NOTE 10 - INCOME TAX

In accordance with ASC 740, we are required to recognize the impact of an uncertain tax position in the consolidated financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. An uncertain tax position will not be recognized if it has less than a 50% likelihood of being sustained upon examination by the tax authorities. We had no unrecognized tax benefits from uncertain tax positions as of August 31, 2019 and 2018. It is also our policy, in accordance with authoritative guidance, to recognize interest and penalties related to income tax matters in interest and other expense in our Statements of Operations.

Deferred income tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. As a result of our cumulative losses, management has concluded that a full valuation allowance against our net deferred tax assets is appropriate.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The provision for income taxes on our loss from continuing operations for the fiscal years ended August 31, 2020 and 2019 are as follows:

	2020	2019
Book net income	$(794,056)	$(320,478)
Amortization of debt discount	178,501	108,269
Elimination of derivative liability on debt in Liability purchase agreement	-	(290,863)
Bad debt expense	5,000	-
Change in fair value of derivative liability	90,261	104,658
Taxable net income	(520,295)	(398,414)

Change in valuation allowance	140,480	107,572
Income tax expense based on taxable net income	(140,480)	(107,572)
Income tax expense	$-	$-

The Company’s Effective tax rate was 0.0% for each of the two fiscal years ended August 31, 2020 and August 31, 2019. A reconciliation of the valuation allowance follows below:

	2020	2019
Federal income tax rate	21.0%	21.0%
State income tax rate	6.0%	6.0%
Amortization of debt discount	(6.1)%	(9.1)%
Elimination of derivative liability on debt in Liability purchase agreement	-	24.5%
Bad debt expense	(0.2)%	-

Change in fair value of derivative liability	(3.1)%	(8.8)%
Increase in valuation allowance	17.7%	33.6%

NOTE 11 - SUBSEQUENT EVENTS

Pursuant to ASC 855-10, the Company has evaluated all events or transactions that occurred from September 1, 2020 to the date of this report. The Company believes the following events meet the criterion and require disclosure.

Issuance of Debt

From September 1, 2020 through the date of this report, the Company issued $31,375 of convertible debt. All notes bear interest at 8% per annum and are convertible into common stock at a 40% discount to the two lowest closing bid prices for the ten days prior to conversion. A list of note follows below:

Investor	Issuance Date	Maturity Date	Cash Amount	Original Issue Discount	Total Note
JPC ENTERPRISES	23-Sep-20	23-Jun-21	$6,300	$1,575	$7,875
JPC ENTERPRISES	2-Oct-20	2-Jul-21	1,700	425	2,125
JPC ENTERPRISES	16-Oct-20	16-Jul-21	6,300	1,575	7,875
JPC ENTERPRISES	25-Nov-20	25-Aug-21	6,300	1,575	7,875
JPC ENTERPRISES	25-Nov-20	25-Aug-21	4,500	1,125	5,625
Total debt issued			$25,100	$6,275	$31,375

INDEX TO EXHIBITS

Description	Item	Exhibit

Articles of Incorporation	Item 17.2	1A-2A
Certificate of Designation for Series A Preferred Stock	Item 17.2	1A-2B
Bylaws	Item 17.2	1A-2C
Form of Subscription Agreement	Item 17.4	1A-4
Amended and Restated Membership Interest Purchase Agreement with Title King, LLC	Item 17.6	1A-6A
Employment Agreement of Jeffrey M. Canouse	Item 17.6	1A-6B
Binding Letter of Intent with Third Bench Holdings, LLC	Item 17.7	1A-6C
Legal Opinion	Item 17.12	1A-12